                                                                    Exhibit 10.1

                                                                  Execution Copy

                                  $355,000,000

                                CREDIT AGREEMENT

                            Dated as of July 2, 2003

                                      among

                         A.T. Massey Coal Company, Inc.
                                   as Borrower

                              Massey Energy Company
                                   as Holdings

                                       and

                      The Lenders and Issuers Party Hereto

                          Citicorp North America, Inc.
                             as Administrative Agent

                               UBS Securities LLC
                         PNC Bank, National Association
                            as Co-Syndication Agents

                          Citigroup Global Markets Inc.
                               UBS Securities LLC
                               PNC Capital Markets
                    as Joint Lead Book Managers and Arrangers

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119

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                                TABLE OF CONTENTS

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Article I      Definitions, Interpretation And Accounting Terms.................................1

   Section 1.1     Defined Terms................................................................1

   Section 1.2     Computation of Time Periods.................................................34

   Section 1.3     Accounting Terms and Principles.............................................34

   Section 1.4     Certain Terms...............................................................35

Article II     The Facilities..................................................................36

   Section 2.1     The Commitments.............................................................36

   Section 2.2     Borrowing Procedures........................................................36

   Section 2.3     Letters of Credit...........................................................37

   Section 2.4     Reduction and Termination of the Revolving Credit Commitments...............42

   Section 2.5     Repayment of Loans..........................................................42

   Section 2.6     Evidence of Debt............................................................43

   Section 2.7     Optional Prepayments........................................................44

   Section 2.8     Mandatory Prepayments.......................................................44

   Section 2.9     Interest....................................................................46

   Section 2.10    Conversion/Continuation Option..............................................47

   Section 2.11    Fees........................................................................47

   Section 2.12    Payments and Computations...................................................48

   Section 2.13    Special Provisions Governing Eurodollar Rate Loans..........................51

   Section 2.14    Capital Adequacy............................................................53

   Section 2.15    Taxes.......................................................................53

   Section 2.16    Substitution of Lenders.....................................................56

   Section 2.17    Facility Increase...........................................................57

Article III    Conditions To Loans And Letters Of Credit.......................................58

   Section 3.1     Conditions Precedent to Initial Loans and Letters of Credit.................58

   Section 3.2     Conditions Precedent to Each Loan and Letter of Credit......................61

   Section 3.3     Determinations of Initial Borrowing Conditions..............................62

Article IV     Representations and Warranties..................................................62

   Section 4.1     Corporate Existence; Compliance with Law....................................62

   Section 4.2     Corporate Power; Authorization; Enforceable Obligations.....................63

   Section 4.3     Ownership of Borrower; Subsidiaries.........................................63

   Section 4.4     Financial Statements........................................................64

   Section 4.5     Material Adverse Change.....................................................65
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   Section 4.6     Solvency....................................................................65

   Section 4.7     Litigation..................................................................65

   Section 4.8     Taxes.......................................................................65

   Section 4.9     Full Disclosure.............................................................66

   Section 4.10    Margin Regulations..........................................................66

   Section 4.11    No Burdensome Restrictions; No Defaults.....................................66

   Section 4.12    Investment Company Act; Public Utility Holding Company Act..................67

   Section 4.13    Use of Proceeds.............................................................67

   Section 4.14    Insurance...................................................................67

   Section 4.15    Labor Matters...............................................................67

   Section 4.16    ERISA.......................................................................68

   Section 4.17    Coal Act; Black Lung Act....................................................68

   Section 4.18    Environmental Matters.......................................................68

   Section 4.19    Intellectual Property.......................................................69

   Section 4.20    Coal Supply Agreements......................................................70

   Section 4.21    Surety Bonds................................................................70

   Section 4.22    Title; Real Property; Titled Personal Equipment.............................70

Article V      Financial Covenants.............................................................71

   Section 5.1     Maximum Leverage Ratio......................................................72

   Section 5.2     Maximum Secured Leverage Ratio..............................................72

   Section 5.3     Minimum Interest Coverage Ratio.............................................72

   Section 5.4     Capital Expenditures........................................................72

Article VI     Reporting Covenants.............................................................73

   Section 6.1     Financial Statements........................................................73

   Section 6.2     Default Notices.............................................................75

   Section 6.3     Litigation..................................................................75

   Section 6.4     Asset Sales.................................................................75

   Section 6.5     SEC Filings; Press Releases.................................................76

   Section 6.6     Labor Relations.............................................................76

   Section 6.7     Tax Returns.................................................................76

   Section 6.8     Insurance...................................................................76

   Section 6.9     ERISA Matters...............................................................76

   Section 6.10    Environmental Matters.......................................................77

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   Section 6.11    Customer Contracts..........................................................78

   Section 6.12    Other Information...........................................................78

Article VII    Affirmative Covenants...........................................................78

   Section 7.1     Preservation of Corporate Existence, Etc....................................78

   Section 7.2     Compliance with Laws, Etc...................................................78

   Section 7.3     Conduct of Business.........................................................79

   Section 7.4     Payment of Taxes, Etc.......................................................79

   Section 7.5     Maintenance of Insurance....................................................79

   Section 7.6     Access......................................................................80

   Section 7.7     Keeping of Books............................................................80

   Section 7.8     Maintenance of Properties, Etc..............................................80

   Section 7.9     Material Contracts..........................................................81

   Section 7.10    Application of Proceeds.....................................................81

   Section 7.11    Environmental...............................................................81

   Section 7.12    Mining......................................................................81

   Section 7.13    Real Property...............................................................82

   Section 7.14    Bailee's Letters............................................................83

   Section 7.15    Approved Deposit Accounts; Control Accounts.................................83

   Section 7.16    Additional Collateral and Guaranties........................................84

Article VIII   Negative Covenants..............................................................86

   Section 8.1     Indebtedness................................................................86

   Section 8.2     Liens, Etc..................................................................87

   Section 8.3     Investments.................................................................89

   Section 8.4     Sale of Assets..............................................................90

   Section 8.5     Restricted Payments.........................................................91

   Section 8.6     Prepayment and Cancellation of Indebtedness.................................92

   Section 8.7     Restriction on Fundamental Changes; Permitted Acquisitions..................93

   Section 8.8     Change in Nature of Business................................................93

   Section 8.9     Transactions with Affiliates................................................93

   Section 8.10    Limitations on Restrictions on Subsidiary Distributions; No New
                      Negative Pledge..........................................................94

   Section 8.11    Modification of Constituent Documents.......................................94

   Section 8.12    Breach of Coal Supply Agreements; Mining Leases and Prep Plant Leases.......94

                                      iii
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   Section 8.13    Modification of Material Debt Agreements....................................94

   Section 8.14    Accounting Changes; Fiscal Year.............................................95

   Section 8.15    Margin Regulations..........................................................95

   Section 8.16    Operating Leases; Sale/Leasebacks...........................................95

   Section 8.17    No Speculative Transactions.................................................95

   Section 8.18    Compliance with ERISA.......................................................95

Article IX     Events of Default...............................................................96

   Section 9.1     Events of Default...........................................................96

   Section 9.2     Remedies....................................................................98

   Section 9.3     Actions in Respect of Letters of Credit.....................................98

   Section 9.4     Rescission..................................................................99

Article X      The Administrative Agent........................................................99

   Section 10.1    Authorization and Action....................................................99

   Section 10.2    Administrative Agent's Reliance, Etc.......................................100

   Section 10.3    Posting of Approved Electronic Communications..............................100

   Section 10.4    The Administrative Agent Individually......................................101

   Section 10.5    Lender Credit Decision.....................................................101

   Section 10.6    Indemnification............................................................102

   Section 10.7    Successor Administrative Agent.............................................102

   Section 10.8    Concerning the Collateral and the Collateral Documents.....................103

   Section 10.9    Collateral Matters Relating to Related Obligations.........................104

Article XI     Miscellaneous..................................................................105

   Section 11.1    Amendments, Waivers, Etc...................................................105

   Section 11.2    Assignments and Participations.............................................107

   Section 11.3    Costs and Expenses.........................................................110

   Section 11.4    Indemnities................................................................111

   Section 11.5    Limitation of Liability....................................................113

   Section 11.6    Right of Set-off...........................................................113

   Section 11.7    Sharing of Payments, Etc...................................................114

   Section 11.8    Notices, Etc...............................................................114

   Section 11.9    No Waiver; Remedies........................................................116

   Section 11.10   Binding Effect.............................................................116

   Section 11.11   Governing Law..............................................................116
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   Section 11.12   Submission to Jurisdiction; Service of Process.............................116

   Section 11.13   Waiver of Jury Trial.......................................................117

   Section 11.14   Marshaling; Payments Set Aside.............................................117

   Section 11.15   Section Titles.............................................................117

   Section 11.16   Execution in Counterparts..................................................118

   Section 11.17   Entire Agreement...........................................................118

   Section 11.18   Confidentiality............................................................118
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                                Schedules

Schedule I       - Commitments
Schedule II      - Applicable Lending Offices and Addresses for Notices
Schedule 4.3     - Ownership of Subsidiaries
Schedule 4.8       Taxes
Schedule 4.15    - Labor Matters
Schedule 4.16    - List of Plans
Schedule 4.18    - Environmental Matters
Schedule 4.20    - Coal Supply Agreements
Schedule 4.22(b) - Owned Real Property
Schedule 4.22(c) - Mining Leases and Prep Plant Leases
Schedule 4.22(d) - Mines
Schedule 4.22(e) - Fixture Filing Locations
Schedule 4.22(f) - Material Mortgaged Leases
Schedule 8.1     - Existing Indebtedness
Schedule 8.2     - Existing Liens
Schedule 8.3     - Existing Investments

                                Exhibits

Exhibit A        - Form of Assignment and Acceptance
Exhibit B-1      - Form of Revolving Credit Note
Exhibit B-2      - Form of Term Note
Exhibit C        - Form of Notice of Borrowing
Exhibit D        - Form of Letter of Credit Request
Exhibit E        - Form of Notice of Conversion or Continuation
Exhibit F-1      - Form of Opinion of Counsel for the Loan Parties
Exhibit F-2      - Form of Opinion of Local Counsel for the Loan Parties
Exhibit G        - Form of Guaranty
Exhibit H        - Form of Pledge and Security Agreement

          Credit Agreement, dated as of July 2, 2003, among A.T. Massey Coal Company, INC., a Virginia corporation (the "Borrower"), Massey Energy Company, a Delaware corporation ("Holdings"), the Lenders (as defined below), the Issuers (as defined below), Citicorp North America, INC. ("CNAI"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"), and UBS Securities LLC ("UBS") and PNC Bank, National Association ("PNC"), as joint syndication agents for the Lenders and the Issuers (in such capacity, UBS and PNC, together, the "Co-Syndication Agents").

                              W i t n e s s e t h:

          Whereas, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a term loan, revolving credit and letter of credit facility; and

          Whereas, the Lenders and Issuers are willing to make available to the Borrower such term loan, revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

          Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                Definitions, Interpretation And Accounting Terms

          Section 1.1 Defined Terms

          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account" has the meaning specified in the Pledge and Security Agreement.

          "Account Debtor" has the meaning specified in the Pledge and Security Agreement.

          "Administrative Agent" has the meaning specified in the preamble to this Agreement.

          "Affected Lender" has the meaning specified in Section 2.16 (Substitution of Lenders).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent, Co-Syndication Agents, and the Joint Lead Book Managers and Arrangers.

          "Agent Affiliate" has the meaning specified in Section 10.3(c)(Posting of Approved Electronic Communications).

          "Agreement" means this Credit Agreement.

          "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Applicable Margin" means:

          (a) with respect to Revolving Loans, (i) during the period commencing on the Closing Date and ending three Business Days after the receipt by the Administrative Agent of the Financial Statements for the second full Fiscal Quarter ending after the Closing Date required to be delivered pursuant to
Section 6.1(a) or (b) (Financial Statements), as applicable, (A) with respect to the Revolving Loans maintained as Base Rate Loans, a rate equal to 1.50% per annum and (B) with respect to the Revolving Loans maintained as Eurodollar Rate Loans, a rate equal to 2.50% per annum and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Period for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements)) set forth below:

---------------------------------------------------------------------
                                          Eurodollar Rate   Base Rate
Leverage Ratio                                 Loans          Loans
---------------------------------------------------------------------
Greater than or equal to 3.75 to 1             3.25%          2.25%
---------------------------------------------------------------------
Less than 3.75 to 1 and greater than or
   equal to 3.50 to 1                          3.00%          2.00%
---------------------------------------------------------------------
Less than 3.50 to 1 and greater than or
   equal to 3.25 to 1                          2.75%          1.75%
---------------------------------------------------------------------
Less than 3.25 to 1 and greater than or
  equal to 3.00 to 1                           2.50%          1.50%
---------------------------------------------------------------------
Less than 3.00 to 1 and greater than or
   equal to 2.75 to 1                          2.25%          1.25%
---------------------------------------------------------------------
Less than 2.75 to 1                            1.75%          0.75%
---------------------------------------------------------------------

Changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Period shall become effective as to all Revolving Loans three Business Days after delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or
(b) (Financial Statements), as applicable. Notwithstanding anything

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to the contrary set forth in this Agreement (including the then effective
Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) and (b) (Financial Statements), the Applicable Margin from and including the 56th day after the end of such Fiscal Quarter or the 101st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition; and

          (b) with respect to the Term Loans, means 2.50% per annum, in the case of Term Loans maintained as Base Rate Loans, and 3.50% per annum, in the case of Term Loans maintained as Eurodollar Rate Loans.

          "Applicable Unused Commitment Fee Rate" means, as of any date of determination, a per annum rate equal to 0.50%.

          "Approved Deposit Account" has the meaning specified in the Pledge and Security Agreement.

          "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (x) any Notice of Borrowing, Letter of Credit Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.7 (Optional Repayments) and
Section 2.8 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in
Article III (Conditions to Loans and Letters of Credit) or Section 2.3(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

          "Approved Electronic Platform" has the meaning specified in Section 10.3(a) (Posting of Approved Electronic Communications).

          "Approved Fund" means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

          "Arranger" means Citigroup Global Markets Inc., UBS Securities LLC or PNC Capital Markets, each in its capacity as a joint arranger and joint book runner.

          "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

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          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

          "Attributable Receivables Securitization Indebtedness" means, in respect of any factoring or receivables securitization arrangements of a Person, the aggregate amount paid to such Person in connection with such factoring or receivables securitization arrangements in respect of the Accounts subject to such arrangement, as such amount may be reduced from time to time by any collections received and distributed to such Person (or extinguishing the obligation to repay or repurchase such Accounts in respect of which such collections are received) pursuant to such factoring or securitization arrangements.

          "Available Credit" means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

          "Bailee's Letter" means a letter in form and substance acceptable to the Administrative Agent and executed by any Person (other than a Loan Party) that is in possession of Inventory on behalf of a Loan Party pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto.

          "Bankruptcy Code" means title 11, United States Code.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate and (b) 0.5% per annum plus the Federal Funds Rate.

          "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

          "Black Lung Act" means collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

          "Blockage Notice" has the meaning specified in each Deposit Account Control Agreement.

          "Blue Ridge Securitization" means the asset-backed securitization program pursuant to the Credit and Security Agreement, dated as of January 31, 2003, among Massey Receivables Corporation, as borrower, A.T. Massey Coal Company, Inc., as servicer, Blue Ridge Asset Funding Corporation, the liquidity banks party thereto and Wachovia Bank, National Association, as agent.

          "Borrower" has the meaning specified in the preamble to this Agreement.

          "Borrowing" means a borrowing consisting of Revolving Loans or Term Loans made on the same day by the Lenders ratably according to their respective Commitments. A Borrowing may be a Revolving Credit Borrowing or a Term Loan Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Capital Expenditures" means, for Holdings for any period (a) the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of Holdings and its Subsidiaries, excluding interest capitalized during construction and any capitalized non-cash liabilities assumed minus (b)(i) the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of Holdings and its Subsidiaries in respect of any Subsidiary that Holdings does not own, directly or indirectly, 80% or more of such Subsidiary's Voting Stock, excluding interest capitalized during construction and any capitalized non-cash liabilities of such Subsidiary, and (ii) without duplication of clause (i), amounts captured in clause (a) to the extent paid for with proceeds arising from an Asset Sale or Property Loss Event (to the extent permitted by clause (d) of Section 2.8 (Mandatory Prepayments)), in each case with respect to property, plant or equipment.

          "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.

          "Cash Collateral Account" has the meaning specified in the Pledge and Security Agreement.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's,
(c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and
(iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

          "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

          "Cash Management Document" means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

          "Cash Management Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services

(including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the date hereof (regardless of whether these or similar services were provided prior to the date hereof by the Administrative Agent, any Lender or any Affiliate or any of them) by the Administrative Agent in connection with this Agreement or any Loan Document (other than Cash Management Documents), including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

          "Change of Control" means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25 % or more of the issued and outstanding Voting Stock of Holdings, (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrower or, other than as permitted hereunder, any Subsidiary Guarantor.

          "Chattel Paper" has the meaning specified in the Pledge and Security Agreement.

          "Citibank" means Citibank, N.A., a national banking association.

          "Closing Date" means the first date on which any Loan is made or any Letter of Credit is Issued.

          "CNAI" has the meaning specified in the preamble to this Agreement.

          "Co-Syndication Agents" has the meaning specified in the preamble to this Agreement.

          "Coal" means all of the coal owned or leased by any Massey Entity and
(i) located on, under, or within, or (ii) produced and severed from, the properties owned or leased by any Massey Entity.

          "Coal Act" means the Coal Industry Retiree Health Benefits Act of 1992, as amended.

          "Coal Handling Facility" means any coal handling facility, including, all necessary electrical, water and plumbing lines and systems necessary to operate such coal handling facility, all coal storage and transportation facilities, administrative facilities and vehicle parking facilities related thereto and all leases in respect of the foregoing.

          "Coal Supply Agreements" means those contracts now in effect or hereafter entered into by any Massey Entity for the sale, purchase, exchange, processing or handling of Coal with an initial term of more than one year.

          "Code" means the Internal Revenue Code of 1986.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

          "Collateral Documents" means the Pledge and Security Agreement, Control Account Agreements, the Mortgages, the Deposit Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

          "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, and Term Loan Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

          "Compliance Certificate" has the meaning specified in Section 6.1(c) (Financial Statements).

          "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Current Assets" means, with respect to any Person at any date, the total Consolidated current assets of such Person and its Subsidiaries at such date.

          "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries but excluding the principal amount of any current portion of any long term Indebtedness.

          "Consolidated Net Income" means, for any Person for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation and (c) nonrecurring extraordinary or unusual gains and losses and any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

          "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

          "Control Account Agreement" has the meaning specified in the Pledge and Security Agreement.

          "Convertible Note Indenture" means the Indenture, dated as of May 29, 2003, among Holdings, as issuer, the Borrower, as guarantor and Wilmington Trust Company, as Trustee, as may be supplemented from time to time in accordance with the terms hereof.

          "Convertible Notes" means Holdings' 4.75% Convertible Senior Notes due May 15, 2023 issued under the Convertible Note Indenture in an aggregate original principal amount of $132,000,000.

          "Corporate Chart" means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.16 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person's chief executive office (or sole place of business) and (d) the number of shares of each class of such Person's Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

          "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

          (a) Liens with respect to the payment of taxes, assessments or governmental charges or levies in each case that are not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business for amounts not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with unemployment insurance or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) and customs, performance or return-of-money bonds and similar obligations;

          (d) any matters that are or would be shown on an accurate survey, any encumbrances arising by reason of zoning restrictions, any and all matters and exceptions to title that would be shown on a title insurance commitment or in a lawyer's title opinion (excluding monetary liens), including without limitation, any easements, licenses, defects or irregularities in title, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on title to or on the use of real property not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) encumbrances arising under leases or subleases of property that do not, in the aggregate, interfere with the ordinary conduct of the business conducted and proposed to be conducted at such property;

          (f) any interest of title (and any encumbrances or other matters listed in clause (d) above affecting title) of a lessor under, and liens arising from financing statements with respect to a lessor's or consignor's rights in and to real or personal property leased or consigned to such Person in the ordinary course of such Person's business;

          (g) normal customary rights of setoff in favor of banks;

          (h) Liens of sellers of goods under Article 2 of the UCC; and

          (i) Liens of a collection bank under Section 4-210 of the UCC.

          "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by any Massey Entity.

          "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

          "Deposit Account" has the meaning specified in the Pledge and Security Agreement.

          "Deposit Account Bank" has the meaning specified in the Pledge and Security Agreement.

          "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

          "Disclosure Documents" means (i) the Confidential Information Memorandum dated May 2003 provided to each lender and (ii) the annual report on form 10-K, as amended, filed by Holdings with the Securities and Exchange Commission for Fiscal Year ended December 31, 2002.

          "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by any Massey Entity in the ordinary course of its business.

          "Dollars" and the sign "$" each mean the lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Person" means any "United States person" under and as defined in Section 7701(a)(30) of the Code.

          "Domestic Subsidiary" means any Subsidiary of Holdings organized under the laws of any state of the United States of America or the District of Columbia.

          "Eastman" means the TEC System (as such term is defined in the Construction and Ownership Agreement made as of March 1, 2001 between Eastman Chemical Company and Tennessee Energy Corp.) which is the portion of the Coal Handling Facility constructed by Tennessee Energy Corp. at Eastman Chemical Company's Kingsport, Tennessee plant, and includes, all locomotive(s), all equipment, parts and supplies incorporated into the Coal Handling Facility by Tennessee Energy Corp. and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements. "Eastman" is located on certain land areas located in the 11th and 13th Civil Districts of Sullivan County, Tennessee, within Eastman Chemical Company's plant site at Kingsport, Tennessee, lying partly within and partly without the City of Kingsport.

          "EBITDA" means, with respect to any Person for any period, (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) any aggregate loss from the sale, exchange or other disposition of capital assets by such Person (excluding, in the case of Holdings and its Subsidiaries, any such loss attributable to the sale of Appalachian Synfuels, LLC), (v) depreciation, depletion and amortization expenses and (vi) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate gain from the sale, exchange or other disposition of capital assets by such Person (excluding, in the case of Holdings and its Subsidiaries, any such gain attributable to the sale of Appalachian Synfuels, LLC) and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.

          "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and, if such Person is acquiring a Revolving Credit Commitment or a Revolving Loan, the Borrower, and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

          "Environmental Laws" means all applicable Requirements of Law relating to pollution or the regulation and protection of human health, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.(S) 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.(S) 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.(S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C.(S) 2601 et seq.); the Clean Air Act, as amended (42 U.S.C.(S) 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.(S) 1251 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.(S) 300f et seq.); the Surface Mining Control and Reclamation Act and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

          "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental or health condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Issuance" means the issue or sale of any Stock of Holdings, the Borrower or any Subsidiary of the Borrower by Holdings, the Borrower or any Subsidiary of the Borrower to any Person other than Holdings, the Borrower or any Subsidiary of the Borrower.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with Holdings or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan, (b) the withdrawal of Holdings, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of Holdings, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on Holdings or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

          "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

          "Excess Cash Flow" means, for Holdings for any period, the sum of "Cash provided (utilized) by operating activities" and the amount attributable to the sale of Appalachian Synfuels, LLC in "Proceeds from sale of assets", each as reflected on Holdings' audited Consolidated statements of cash flows furnished to the Administrative Agent pursuant to Section 6.1(b) (Annual Reports), minus the sum of the following items (without duplication) for the Fiscal Year then ended: (i) Capital Expenditures, (ii) cash dividends declared and paid on the Common Stock of Holdings as permitted by Section 8.5 (Restricted Payments), (iii) principal payments on the Loans (but only, in the case of a payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments during such period) and (iv) principal payments by Holdings or its Subsidiaries on Indebtedness (other than the Secured Obligations) permitted by Section 8.1 (Indebtedness), including the principal portion of Capital Lease Obligations.

          "Existing Credit Agreements" means (i) that certain amended and restated multi-year revolving credit agreement, dated as of November 26, 2002 and as amended on January 30, 2003, among Holdings, each domestic subsidiary thereof set forth on the signature pages thereto, the institutions party thereto as lenders and issuing banks, Citicorp USA, Inc., in its capacity as administrative agent for the Existing Lenders, PNC, as syndication agent for the Existing Lenders, and Wachovia Bank, National Association, as documentation agent for the Existing Lenders and (ii) that certain amended and restated 364-day revolving credit agreement, dated as of November 26, 2002 and as amended on January 30, 2003, among Holdings, each domestic subsidiary thereof set forth on the signature pages thereto, the institutions party thereto as lenders and issuing banks, Citicorp USA, Inc., in its capacity as administrative agent for the Existing Lenders, PNC, as syndication agent for the Existing Lenders, and Wachovia Bank, National Association, as documentation agent for the Existing Lenders.

          "Existing Lenders" means the financial institutions party to the Existing Credit Agreements, in their capacity as lenders thereunder.

          "Facilities" means (a) the Term Loan Facility and (b) the Revolving Credit Facility.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset (which, in the case of assets which have a net book value in excess of $10,000,000, such fair market value shall be as reasonably approved by the Board of Directors of the Borrower) or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Administrative Agent.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "Fee Letter" shall mean the letter dated as of May 7, 2003 (as amended as of June 30, 2003) addressed to the Borrower from CNAI, Citigroup Global Markets Inc., UBS and UBS AG, Cayman Islands Branch and accepted by the Borrower on May 7, 2003, with respect to certain fees to be paid by the Borrower from time to time to the other parties thereto.

          "Financial Covenant Debt" of any Person means (a)(i) Indebtedness of the type specified in clauses (a), (b), (d), (e), (f), (h) and (j) of the definition of "Indebtedness" (subject to Section 1.3 (Accounting Terms and Principles)), plus (ii) all obligations under standby letters of credit (whether or not issued under this Agreement) and non-contingent reimbursement obligations of the type specified in clause (c) of the definition of "Indebtedness" minus
(b) in each case to the extent included in clause (a) above but without duplication, (i) all obligations under undrawn standby letters of credit (whether or not issued under this Agreement) issued with respect to performance obligations under sales contracts, and performance obligations with respect to mine reclamation and black lung requirements, workers compensation and other employee benefit liabilities, (ii) all obligations under other letters of credit in respect of which the Borrower has provided Letter of Credit Support, but only in an amount equal to such Letter of Credit Support, and (iii) Restricted Cash.

          "Financial Statements" means the financial statements of Holdings and its Subsidiaries delivered in accordance with Sections 4.4 (Financial Statements) and 6.1 (Financial Statements).

          "Fiscal Period" means any Fiscal Quarter or Fiscal Year.

          "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the twelve month period ending on December 31.

          "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

          "General Intangible" has the meaning specified in the Pledge and Security Agreement.

          "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

          "Guarantor" means Holdings and each Subsidiary Guarantor.

          "Guaranty" means the guaranty, in substantially the form of Exhibit G (Form of Guaranty), executed by the Guarantors.

          "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "Harman Case" means post trial proceedings, including appeals, with respect to the August 1, 2002 jury verdict in favor of Harman Mining Corp., et al., against the Borrower and certain of its Subsidiaries.

          "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Holdings" has the meaning specified in the preamble to this Agreement.

          "Holdings' Accountants" means Ernst & Young LLP or other independent nationally-recognized public accountants selected by Holdings and acceptable to the Administrative Agent.

          "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue for more than 90 days unless contested in good faith and by appropriate proceedings if adequate reserves have been established on the books of such Person, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person, (j) the Attributable Receivables Securitization Indebtedness of such Person, and (k) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but only to the extent of the fair market value of such property.

          "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

          "Indemnitee" has the meaning specified in Section 11.4 (Indemnities).

          "Insolvent Lender" means any Lender (i) which generally does not pay its debts as such debts become due, admits in writing its inability to pay its debts generally or which has made a general assignment for the benefit of creditors, (ii) in respect of which any proceeding shall be instituted by or against seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; or (iii) which takes any corporate action to authorize any action set forth in clauses (i) and (ii) above.

          "Instrument" has the meaning specified in the Pledge and Security Agreement

          "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to
(b) Cash Interest Expense of such Person for such period.

          "Interest Expense" means, for any Person for any period, (a) Consolidated total interest expense (including any yield or similar amounts payable in connection with a Permitted Securitization) of such Person and its Subsidiaries for such period plus (b) , in any event, interest capitalized during such period and Consolidated net costs and net losses under Interest Rate Contracts for such period minus (c), in all cases, (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) any Consolidated interest income of such Person and its Subsidiaries for such period.

          "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending, in the case of clause (i) below, 7 days thereafter and otherwise one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.10 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.10 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending, in the case of clause
(i) below, 7 days thereafter and otherwise one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.10 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

               (i) prior to the Syndication Completion Date each Interest Period shall be for seven days (or such shorter period acceptable to the Administrative Agent);

               (ii) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

               (v) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

               (vi) there shall be outstanding at any one time no more than 10 Interest Periods in the aggregate.

          "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person (other than an acquisition of assets constituting a Capital Expenditure), (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses (including deferred longwall panel costs), prepaid royalties, accounts receivable and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

          "Inventory" has the meaning specified in the Pledge and Security Agreement.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

          "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

          "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

          "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Lender" means each other financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued or deemed issued pursuant to Section 2.3 (Letters of Credit).

          "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

          "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.3(f) (Letters of Credit).

          "Letter of Credit Request" has the meaning specified in Section 2.3(d) (Letters of Credit).

          "Letter of Credit Sublimit" means $55,000,000, or in the event the Revolving Credit Commitments are increased pursuant to Section 2.17 (Facility Increase), an amount equal to $55,000,000 plus the amount of the Facility Increase that constitutes Revolving Credit Commitments to the extent a Lender or an Affiliate of a Lender agrees to become an Issuer with respect to such increased amount.

          "Letter of Credit Support" means all cash or Cash Equivalents of any Massey Entity on which an issuer of a letter of credit (other than a Letter of Credit issued under this Agreement) issued for the account of such Massey Entity has a first priority perfected Lien as security for the obligations of a Massey Entity in respect of such letter of credit.

          "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

          "Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Financial Covenant Debt of such Person and its Subsidiaries outstanding as of such date to (b) Consolidated EBITDA for such Person for the last four Fiscal Quarter period ending on or before such date.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

          "Loan" means any loan made by any Lender pursuant to this Agreement.

          "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, the Securitization Intercreditor Agreement, each Hedging Contract between any Loan Party and any Lender or any Affiliate of any Lender entered into after the date hereof in connection herewith, each agreement evidencing Cash Management Obligations, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

          "Loan Party" means the Borrower, each Guarantor and each other Massey Entity (other than a Securitization Subsidiary) that executes and delivers a Loan Document.

          "Massey Entity" means Holdings or any Subsidiary thereof.

          "Material Adverse Change" means a material adverse change in any of
(a) the business, condition (financial or otherwise), operations, performance, properties, contingent liabilities, material agreements, or prospects of the Massey Entities taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents with respect to the Collateral, taken as a whole, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or
(e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "Material Mortgaged Lease" means those Mine Leases and Prep Plant Leases identified on Schedule 4.22(f) hereto.

          "Mine" means any excavation or opening into the earth now and hereafter made from which Coal is or can be extracted on or from any of the properties owned or leased by any Massey Entity, together with all appurtenances, fixtures, structures, improvements, and all tangible property of whatsoever kind or nature in connection therewith.

          "Mining Laws" means any and all applicable current and future federal, state, local and foreign statutes, laws, regulations, guidances, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to mining operations and activities. Mining Laws shall include, but not be limited to the Federal Coal Leasing Amendments Act, the Surface Mining Control and Reclamation Act, all other land reclamation and use statutes and regulations, the Federal Coal Mine Health and Safety Act, the Black Lung Act and the Coal Act, each as amended, and their state and local counterparts or equivalents.

          "Mining Lease" shall mean a Lease which provides a Massey Entity the right to mine coal reserves.

          "Mining Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Mining Law or otherwise necessary to recover Coal from any Mine being operated by a Massey Entity.

          "Moody's" means Moody's Investors Services, Inc.

          "Mortgage Supporting Documents" means, with respect to a Mortgage for a parcel of Real Property, each the following:

          (a) (i) lien searches in the land records for each of the Prep Plant Leases listed on Part B of Schedule 4.22(c) (Leases) hereto and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

          (b) limited title opinions on each owned preparation plant listed on Part A of Schedule 4.22(b) (Owned Property) hereto reasonably satisfactory to the Administrative Agent and in substantially the same form as those limited title opinions delivered to the Existing Lenders under the Existing Credit Agreements;

          (c) maps or plats of a current as-built survey of the parcels of Real Property listed Part A of Schedule 4.22(b) (Owned Property) and Part B of
     Schedule 4.22(c) (Leases) hereto reasonably satisfactory to the Administrative Agent and in substantially the same form as those delivered to the Existing Lenders under the Existing Credit Agreements dated a date reasonably satisfactory to the Administrative Agent which maps or plats and the surveys on which they are based shall be otherwise made in form and substance reasonably satisfactory to the Administrative Agent;

          (d) evidence in form and substance reasonably satisfactory to the Administrative Agent that all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid; and

          (e) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Property in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.2 (Liens) and (B) such other Liens as the Administrative Agent may reasonably approve.

          "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party, each in form and substance satisfactory to the Administrative Agent.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "Net Cash Proceeds" means proceeds received by any Massey Entity after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under Section 8.4 (a), (b), (d), (e), (f), (g), (h), or
(j) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it,
(b) Property Loss Event, (c) Restricted Cash Release or (d)(i) Equity Issuance (other than any such issuance of common Stock of Holdings occurring in the ordinary course of business to any director, member of the management or employee of Holdings or its Subsidiaries) or (ii) any Debt Issuance other than a Debt Issuance permitted under Section 8.1(a), Section 8.1(b), Section 8.1(c),
Section 8.1(d), Section 8.1(f), Section 8.1(h), Section 8.1(i), Section 8.1(j),
Section 8.1(n), Section 8.1(k), Section 8.1(l), Section 8.1(m)or Section 8.1(p) (Indebtedness), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance reasonably satisfactory to it.

          "New Securities Documents" means, collectively, any indenture governing the issuance of any unsecured notes issued as New Securities, any unsecured notes issued as New Securities, any Constituent Document governing, or any or shareholders agreement relating to, the issuance of any equity securities issued as New Securities, and each other certificate, agreement or document executed and delivered by a Massey Entity to a holder of a New Security or a trustee therefor, or otherwise in connection with or pursuant to any of the foregoing, in each case, with market terms and conditions and pursuant to documentation that is satisfactory to the Administrative Agent and the Co-Syndication Agents.

          "New Securities" means unsecured debt securities that are issued and/or guaranteed solely by Holdings and/or the Borrower or any equity securities that are issued by Holdings, in each case on market terms that are reasonably satisfactory to the Administrative Agent and the Co-Syndication Agents.

          "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the definition of Interest Expense (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt, (c) interest (including yield or similar amounts payable in connection with a Permitted Securitization) payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

          "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

          "Non-Funding Lender" has the meaning specified in Section 2.2(e) (Borrowing Procedures).

          "Non-Material Acquisition" means any Proposed Acquisition in connection with which the aggregate consideration (as determined pursuant to clause (e) of the definition of "Permitted Acquisition") paid by all Massey Entities does not exceed $20,000,000.

          "Non-Recourse Indebtedness" means Indebtedness:

          (a) as to which no Massey Entity (other than the Proposed Acquisition Target) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender;

          (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action with respect thereto) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations hereunder) of any Massey Entity (other than the Proposed Acquisition Target) to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Massey Entity (other than the Proposed Acquisition Target).

          "Non-U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is not a United States person as defined in Section 7701(a)(30) of the Code.

          "Non-U.S. Subsidiary" means each Subsidiary of Holdings that is not a Domestic Person.

          "Note" means any Revolving Credit Note or Term Loan Note.

          "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Borrowing Procedures).

          "Notice of Conversion or Continuation" has the meaning specified in
Section 2.10 (Conversion/Continuation Option).

          "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Acquisition" means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

          (a) the Administrative Agent shall receive at least 15 days' (or such later date as shall be consented to by the Administrative Agent) prior written notice of any such Proposed Acquisition (other than a Non-Material Acquisition), which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition;

          (b) such Proposed Acquisition shall only involve assets located in the United States and comprising a business, or assets of a business, of the type engaged in by the Borrower and its Subsidiaries as of the Closing Date or any Similar Business;

          (c) such Proposed Acquisition shall be consensual and if legally required shall have been approved by the Proposed Acquisition Target's board of directors;

          (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a Consolidated balance sheet of Holdings and the Proposed Acquisition Target after giving effect to such Proposed Acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables, and accrued expenses, (iii) ordinary course reclamation, black lung, workers compensation and other employee benefits and (iv) Indebtedness permitted under Section 8.1 (Indebtedness);

          (e) all consideration paid in connection with such acquisition (including all transaction costs and all Indebtedness, Working Capital (to the extent negative), non-current liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of Holdings and the Proposed Acquisition Target) shall not exceed, together with all other Permitted Acquisitions, an aggregate amount equal to 7.5% of Holdings' Consolidated Total Assets during the term of the Facilities; provided, however, that at any time that Holdings has a Leverage Ratio of 3.0:1 or less (determined for the most recent Fiscal Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements)), the foregoing 7.5% shall be increased to 12.5%; provided further, however, that such increase shall be eliminated at any time that Holdings' Leverage Ratio exceeds 3.0:1 (determined for the most recent Fiscal Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements));

          (f) at or prior to the closing of such Proposed Acquisition, the Massey Entity making such Proposed Acquisition and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Section 7.16 (Additional Collateral and Guaranties);

          (g) the Borrower shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders and sufficiently in advance and in any case no later than 10 days prior to such Proposed Acquisition (other than a Non-Material Acquisition) (or such earlier date as shall be consented to by the Administrative Agent), such other financial information, financial analysis, documentation or other information relating to such Proposed Acquisition as the Administrative Agent or any Lender shall reasonably request;

          (h) on or prior to the date of such Proposed Acquisition (other than a Non-Material Acquisition), the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, copies of the acquisition agreement, related Contractual Obligations and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent; and

          (i) at the time of such Proposed Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects.

          "Permitted Joint Venture" means a Person (a) that is a corporation, limited liability company, limited partnership, joint venture or similar limited liability legal entity hereafter formed or entered into by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise; (b) that is engaged in the same business as the Borrower or such Subsidiary on the Closing Date or a Similar Business; and (c) in respect of which the maximum amount of all obligations (in each case whether contingent or otherwise), including any contractually binding commitment to make future capital contributions, assumed by any Loan Party in respect thereof can be quantified.

          "Permitted Reorganization" means (a) the merger or consolidation of any Wholly-Owned Subsidiary of Holdings with any other Wholly-Owned Subsidiary of Holdings, or (b) the acquisition of all or substantially all of the Stock or Stock Equivalents of any Wholly-Owned Subsidiary of Holdings, or all or substantially all of the assets of any Wholly-Owned Subsidiary of Holdings or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Wholly-Owned Subsidiary of Holdings, in each case by another Wholly-Owned Subsidiary of Holdings, provided, that in each case, after giving effect to such merger, consolidation or acquisition, each such Subsidiary is a Wholly-Owned Subsidiary of Holdings, in the case of any merger with the Borrower, the Borrower is the surviving entity, Holdings and the Borrower are in compliance with Section 7.16 (Additional Collateral and Guaranties), the Investment in such Subsidiary is permitted under Section 8.3(e) (Investments) and the interests of the Administrative Agent or the Lenders under the Loan Documents are not otherwise impaired.

          "Permitted Securitization" means one or more financings of not more than $100,000,000 in aggregate principal amount at any one time outstanding obtained by Holdings or any of its Subsidiaries through (i) the Blue Ridge Securitization and (ii) any other asset-backed securitizations provided by an arranger selected by Holdings or the relevant Subsidiary and reasonably acceptable to the Administrative Agent.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit H (Form of Pledge and Security Agreement), executed by the Borrower and each Guarantor.

          "Pledged Notes" has the meaning specified in the Pledge and Security Agreement.

          "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

          "PNC" has the meaning specified in the preamble to this Agreement.

          "Prep Plant Lease" means each Lease entered into by a Massey Entity in respect of a preparation plant and/or related property or Real Property on which a preparation plant is situated.

          "Pro Forma Basis" means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in details in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

          "Projections" means those financial projections dated May 2003, covering the fiscal years ending in 2003 through 2007 inclusive, delivered to the Lenders by the Borrower.

          "Property Loss Event" means (a) any loss of or damage to property of Holdings or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance (excluding, in any event, (i) proceeds of casualty insurance received after the date of this Agreement relating to the Martin County Coal Corporation impoundment breach in October 2000 in an aggregate amount not in excess of $5,000,000 and (ii) proceeds of business interruption and liability insurance) in excess of $5,000,000 individually or $10,000,000 in the aggregate or (b) any taking of property of Holdings or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $5,000,000 individually or $10,000,000 in the aggregate.

          "Proposed Change" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

          "Proposed Acquisition" means the proposed acquisition by the Borrower or any of its Subsidiaries of all or any part of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

          "Proposed Acquisition Target" means any Person or any operating division thereof subject to a Proposed Acquisition.

          "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

          "Purchasing Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

          "Ratable Portion" or "ratably" (other than in the expression "equally and ratably") means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders) and (b) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by
(ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders).

          "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

          "Receivable" means any indebtedness and other obligations owed to any Loan Party as assignee of any Loan Party, or any right of any Loan Party to payment from or on behalf of, an Account Debtor), whether constituting an Account, Chattel Paper, Instrument or General Intangible arising in connection with the sale of goods or the rendering of services by any Loan Party or any Subsidiary thereof, and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

          "Register" has the meaning specified in Section 11.2(c) (Assignments and Participations).

          "Reimbursement Date" has the meaning specified in Section 2.3(i) (Letters of Credit).

          "Reimbursement Obligations" means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each drafts and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the portion of such Net Cash Proceeds subject to a Reinvestment Notice.

          "Reinvestment Event" means any Asset Sale (other than in connection with a sale and lease/back transaction) or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs.

          "Reinvestment Prepayment Amount" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the Reinvestment Deferred Amount for such Net Cash Proceeds less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date for such Net Cash Proceeds to acquire, to the extent otherwise permitted hereunder, replacement assets useful in the business of the Borrower or any of its Subsidiaries or, in the case of a Property Loss Event, to effect repairs.

          "Reinvestment Prepayment Date" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount for such Net Cash Proceeds.

          "Related Security" means, with respect to any Receivable: (a) all of each Loan Party's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,
(b) all Instruments and Chattel Paper that may evidence such Receivable, (c) all other Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Sales Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and (d) all of each Loan Party's rights, interests and claims under the Sales Contracts and all guaranties, indemnities and other agreements (including the related Sales Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Sales Contract related to such Receivable or otherwise.

          "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address the Release of any Contaminant in the environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate Revolving Credit Outstandings and (b) the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

          "Requisite Revolving Credit Lenders" shall mean Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty percent (50 %) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Revolving Credit Lenders."

          "Requisite Term Loan Lenders" means Term Loan Lenders having more than 50% of the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, fifty percent (50%) of the principal amount of all Term Loans then outstanding.

          "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

          "Restricted Cash" means cash or Cash Equivalents which are proceeds of the Term Loans and which have been segregated from all other cash and Cash Equivalents of the Borrower and placed on deposit in an Approved Deposit Account or a Control Account (which accounts shall not contain any other funds) in respect of which the Administrative Agent has a first priority perfected Lien to secure payment of the Secured Obligations. For the avoidance of doubt, it is acknowledged and agreed that in no event shall "Restricted Cash" include any Letter of Credit Support.

          "Restricted Cash Release" means the release of (a) Restricted Cash from the Deposit Account or Control Account in respect of which the Administrative Agent has a first priority perfected Lien or (b) cash or Cash Equivalents that constitute Letter of Credit Support from the first priority perfected Lien of a letter of credit issuer, to the extent such cash or Cash Equivalents do not, or no longer, constitute Collateral or Letter of Credit Support, up to an aggregate amount equal to $100,000,000.

          "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of Holdings or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of Holdings or any of its Subsidiaries now or hereafter outstanding.

          "Retiree Medical Plan" means any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides benefits to retirees or their dependents with the exception of any plan where such benefits are provided solely pursuant to the Consolidated Omnibus Reconciliation Act of 1985.

          "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

          "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I (Commitments) under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement.

          "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

          "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

          "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time and
(b) the Letter of Credit Obligations outstanding at such time.

          "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.4 (Reduction and Termination of the Revolving Credit Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

          "Revolving Loan" has the meaning specified in Section 2.1(a) (The Commitments).

          "S&P" means Standard & Poor's Rating Services.

          "Sales Contract" means, with respect to any Receivable, any and all sales contracts, purchase orders, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Account Debtor becomes or is obligated to make payment in respect of such Receivable.

          "Sarbanes-Oxley Act" means the Federal Sarbanes-Oxley Act of 2002.

          "Scheduled Termination Date" means January 1, 2007.

          "Secured Financial Covenant Debt" of any Person means Financial Covenant Debt of such Person to the extent a Massey Entity has granted a Lien to secure such Indebtedness; provided that, in no event, shall Secured Financial Covenant Debt include Indebtedness incurred in connection with any Permitted Securitization.

          "Secured Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Secured Financial Covenant Debt of such Person and its Subsidiaries outstanding as of such date to (b) Consolidated EBITDA for such Person for the last four Fiscal Quarter period ending on or before such date.

          "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

          "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

          "Securitization Assets" means all existing or hereafter acquired or arising (i) Receivables of the Borrower or any of its Subsidiaries that are sold, assigned or otherwise transferred pursuant to a Permitted Securitization Facility, (ii) the Related Security with respect to the Receivables referred to in clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited and which have been specifically identified and consented to by the Administrative Agent, and (v) all other rights and payments which relate solely to such Receivables.

          "Securitization Intercreditor Agreement" means the intercreditor agreement dated as of July 2, 2003 and entered into by the Borrower, Holdings, Massey Coal Sales Company, Inc., Central West Virginia Energy Company, Central Penn Energy Company, Inc., Massey Receivables Corporation, Wachovia Bank, National Association, as receivables agent, and the Administrative Agent.

          "Securitization Subsidiary" means Massey Receivables Corporation, a Delaware corporation or any other special purpose financing subsidiary established by Holdings for the sole purpose of consummating one or more Permitted Securitization Facilities and in respect of which neither Holdings nor any Subsidiary of Holdings has any obligation to maintain or preserve such Securitization Subsidiary's financial condition or cause such Securitization Subsidiary to achieve specified levels of operating results.

          "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

          "6.95% Indenture" means the Indenture, dated as of February 18, 1997, between Holdings (formerly Fluor Corporation) and Deutsche Bank Trust Company Americas, as Trustee, as supplemented in accordance with the terms hereof.

          "6.95% Notes" means Holdings' 6.95% Senior Notes due March 1, 2007 issued under the 6.95% Indenture in an aggregate outstanding principal amount of $283,000,000.

          "Similar Business" means coal production, mining, power/energy sales, other energy businesses, and businesses reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

          "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

          "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary of the Borrower (other than a Securitization Subsidiary and Coalsolv, LLC) party to or that becomes party to the Guaranty.

          "Substitute Institution" has the meaning specified in Section 2.16 (Substitution of Lenders).

          "Substitution Notice" has the meaning specified in Section 2.16 (Substitution of Lenders).

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

          "Syndication Completion Date" means the earlier to occur of (a) the 21st day following the Closing Date and (b) the date upon which the Administrative Agent determines in its sole discretion that the primary syndication of the Term Loans has been completed.

          "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Tax Return" has the meaning specified in Section 4.8(a) (Taxes).

          "Taxes" has the meaning specified in Section 2.15 (Taxes).

          "Term Loan" has the meaning specified in Section 2.1(b) (The Commitments).

          "Term Loan Borrowing" means Term Loans made on the same day by the Term Loan Lenders ratably according to their respective Term Loan Commitments.

          "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Term Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

          "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

          "Term Loan Lender" means each Lender having a Term Loan Commitment.

          "Term Loan Maturity Date" means January 1, 2007; provided, however, that if on or prior to January 1, 2007, the 6.95% Notes shall have been refinanced on terms and conditions reasonably satisfactory to the Agents, the "Term Loan Maturity Date" shall be the date which is the 5th anniversary of the Closing Date.

          "Term Loan Note" means a promissory note of the Borrower payable to the order of any Term Loan Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan owing to such Lender.

          "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "Total Assets" means the total assets of Holdings as shown on the most recent Consolidated balance sheet that has been delivered to the Lenders pursuant to Section 6.1 (Financial Statements).

          "UBS" has the meaning specified in the preamble to this Agreement.

          "UCC" has the meaning specified in the Pledge and Security Agreement.

          "Unfunded Pension Liability" means, with respect to Holdings or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Holdings, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "Unused Commitment Fee" has the meaning specified in Section 2.11(a)
(Fees).

          "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Westvaco" means the Coal Handling Facility constructed at Westvaco Corporation's Covington, Virginia plant and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

          "Wholly-Owned Subsidiary" means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

          "Withdrawal Liability" means, with respect to Holdings or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          "Working Capital" means, for any Person at any date, the Consolidated Current Assets of such Person less the Consolidated Current Liabilities of such Person.

          Section 1.2 Computation of Time Periods

          In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          Section 1.3 Accounting Terms and Principles

          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by Holdings with the agreement of the Holdings' Accountants and results in a change in any of the calculations required by
Article V (Financial Covenants) or VIII (Negative Covenants) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by Holdings shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

          (c) For purposes of making all financial calculations to determine compliance with Article V (Financial Covenants), all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by Holdings or any of its Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Holdings on a Pro Forma Basis.

          Section 1.4 Certain Terms

          (a) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

          (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

          (f) The terms "Lender," "Issuer," "Administrative Agent," "Agents," "Co-Syndication Agents" and "Arranger" include, without limitation, their respective successors.

          (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to CNAI in
Section 10.3 (Posting of Approved Electronic Communications) and to Citibank in the definitions of Base Rate, Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                 The Facilities

          Section 2.1 The Commitments

          (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans (each a "Revolving Loan") in Dollars to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not be exceed such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender's Ratable Portion of the Available Credit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

          (b) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a "Term Loan") in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Term Loan Commitment. Amounts of Term Loans prepaid may not be reborrowed.

          Section 2.2 Borrowing Procedures

          (a) Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) the same Business Day, in the case of a Revolving Credit Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Revolving Credit Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Revolving Loans shall be made as Base Rate Loans unless, in the case of a Revolving Credit Borrowing occurring after the Closing Date and subject to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) The Term Loan Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) one Business Day prior to the Closing Date. The Notice of Borrowing shall specify (A) the Closing Date, (B) the aggregate amount of such proposed Term Loan Borrowing,

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

and (C) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Term Loans shall be made initially as Base Rate Loans.

          (c) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.13(a) (Determination of Interest Rate). Each Lender shall, before 2:00 p.m. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth in
Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and
(ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

          (e) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

          Section 2.3 Letters of Credit

          (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

               (ii) such Issuer shall have received any written notice of the type described in clause (e) below;

               (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate of the Revolving Credit Commitments in effect at such time;

               (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

               (v) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time with respect to all Letters of Credit issued by such Issuer and (ii) the Reimbursement Obligations with respect to all Letters of Credit issued by such Issuer at such time exceeds the Letter of Credit Sublimit committed to by such Issuer;

               (vi) any fees due in connection with a requested Issuance have not been paid;

               (vii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer; or

               (viii) such Letter of Credit is requested to be denominated in any currency other than Dollars.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

          (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than 5 days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above).

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

          (c) At any time after (i) a letter of credit (whether or not issued under this Agreement) has been posted to support an appeal bond in respect of the Harman Case or (ii) the Harman case has been finally settled or dismissed or the Massey Parties have otherwise satisfied substantially all of their obligations in respect of the Harman Case, no Issuer shall issue a Standby Letter of Credit under this Section 2.3 unless the Borrower has provided a written notice to the Agents and such Issuer confirming that the aggregate amount of the Restricted Cash then on hand is zero (or will be zero after giving effect to the issuance of any letter of credit issued under Section 8.1(m) (Indebtedness) concurrently with the issuance of such Standby Letter of Credit and the transfer of all unused Letter of Credit Support to an account in respect of which the Administrative Agent has a perfected security interest which transfer is required to be made in order to maintain compliance with Section 8.2(f) (Liens, Etc.)).

          (d) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit D (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, and face amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

          (e) Subject to the satisfaction of the conditions set forth in this
Section 2.3, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Agent or the Requisite Lenders that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied or duly waived and ending when such conditions are satisfied or duly waived. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

          (f) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such Issuance and of the participation of each Revolving Credit Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

          (g) Each Issuer shall comply with the following:

               (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which writing may be a telecopy or electronic mail, of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

               (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

               (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

          (h) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

          (i) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (i) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit

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

Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(g) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (i), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

          (j) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility.

          (k) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

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

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

          Section 2.4 Reduction and Termination of the Revolving Credit Commitments

          (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans is made pursuant to Section 2.8(a) or (b) (Mandatory Prepayments) or would be required to be made had the outstanding Revolving Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

          Section 2.5 Repayment of Loans

          (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

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

          (b) The Borrower promises to repay the Term Loans at the dates and in the amounts set forth below:

                       Date                              Amount
                       ----                              ------

September 30, 2003 and each December 31, March 31,   $    625,000
June 30 and September 30 thereafter until the Term
Loan Maturity Date

Term Loan Maturity Date (if January 1, 2007)         $241,875,000

Term Loan Maturity Date (if the 5th anniversary of   $238,125,000;
the Closing Date)

provided, however, that the Borrower shall repay the entire unpaid principal amount of the Term Loans on the Term Loan Maturity Date.

          Section 2.6 Evidence of Debt

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

          (c) The entries made in the accounts maintained pursuant to clauses
(a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note), respectively.

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

          Section 2.7 Optional Prepayments

          (a) Revolving Loans. The Borrower may, at any time, upon at least one Business Days' prior notice to the Administrative Agent, prepay the outstanding principal amount of the Revolving Loans in whole or in part; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.13(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (b) Term Loans. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent or at the end of any applicable Interest Period (or at any other time with the payment of any amount then owing pursuant to Section 2.13(e) (Breakage Costs), stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.13(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and that any such partial prepayment shall be applied to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (c) The Borrower shall have no right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.7.

          Section 2.8 Mandatory Prepayments

          (a) Subject to clauses (d) and (e) below, upon receipt by any Massey Entity of Net Cash Proceeds arising from an Asset Sale, Property Loss Event, Debt Issuance, Restricted Cash Release or Equity Issuance, the Borrower shall immediately prepay the Loans (or, to the extent there are no Loans then outstanding, provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with clause (c) below.

          (b) The Borrower shall prepay the Loans (or, to the extent there are no Loans then outstanding, provide cash collateral in respect of Letters of Credit) within 105 days after the last day of each Fiscal Year, in an amount equal to 50% of Holdings' Excess Cash Flow for such Fiscal Year; provided, that
(i) if as of the last day of such Fiscal Year, Holdings' Leverage Ratio is less than 3.5:1, the foregoing 50% shall be reduced to 20%, and (ii) at any time Holdings' Leverage Ratio is less than 2:1, the Borrower shall not be required to make any prepayments under this clause (b). Any such mandatory prepayment shall be applied in accordance with clause (c) below.

          (c) Subject to the provisions of Section 2.12(f) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with

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

this clause (c) shall be applied as follows: first, to repay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of the Term Loans made pursuant to this clause (c) shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans. All repayments of Revolving Loans required to be made pursuant to this clause (c) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.4(b) (Reduction and Termination of the Revolving Credit Commitments).

          (d) Notwithstanding anything in this Section 2.8 to the contrary, the Reinvestment Deferred Amount arising from a Reinvestment Event shall, at the election of the Borrower, either (i) be applied to prepay the Revolving Loans pending reinvestment thereof by the applicable Massey Entity (which prepayment shall not result in a permanent reduction of the Revolving Credit Commitments) or (ii) be held by the applicable Massey Entity; provided, that, in each case:
(A) such Massey Entity shall use or commit to use such Reinvestment Deferred Amount to repair, restore or replace the assets which were the subject of such Reinvestment Event with assets that are useful in the Massey Entities' business no later than 270 days after receipt thereof, and (B) if, at any time prior to the applicable Reinvestment Prepayment Date, an Event of Default has occurred and is continuing, the aggregate amount of such Reinvestment Deferred Amount shall be applied to repay the Loans as set forth in clause (c) above; provided further, that, to the extent that any amount of such Reinvestment Deferred Amount is not used or committed to be used prior to the applicable Reinvestment Prepayment Date, such Reinvestment Prepayment Amount shall be applied on the Reinvestment Prepayment Date to repay the Loans as set forth in clause (c) above. Notwithstanding the foregoing, to the extent any Reinvestment Deferred Amount that the Borrower elects to reinvest pursuant to this clause (d) arises from the sale or loss of Collateral, such Reinvestment Deferred Amount shall be applied to acquire replacement assets constituting Collateral.

          (e) Notwithstanding anything else in this Section 2.8, as long as no Event of Default shall have occurred or be continuing:

               (i) the Borrower shall only be required to apply 50% of the Net Cash Proceeds arising from Asset Sales of all or any portion of Westvaco or Eastman to prepay the Loans (or, to the extent there are no Loans then outstanding, provide cash collateral in respect of Letters of Credit) pursuant to this Section 2.8;

               (ii) the Borrower shall not be required to apply Net Cash Proceeds from a Debt Issuance of New Securities to prepay the Loans (or, to the extent there are no Loans then outstanding, provide cash collateral in respect of Letters of Credit) pursuant to this Section 2.8 to the extent the Net Cash Proceeds thereof are applied to permanently repay, redeem, defease or repurchase the 6.95% Notes (plus any interest owed under the 6.95% Notes and any cash costs associated with the issuance of any New Securities (including underwriting fees, attorneys' fees, advisors' fees, investment bank fees and taxes)) in an amount equal to such Net Cash Proceeds; and

               (iii) the Borrower shall not be required to apply Net Cash Proceeds from an Equity Issuance of common stock of Holdings to prepay the Loans (or, to the

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

     extent there are no Loans then outstanding, provide cash collateral in respect of Letters of Credit) pursuant to this Section 2.8 to the extent the Net Cash Proceeds thereof are applied to finance a Permitted Acquisition by a Massey Entity; provided that prior to the consummation of any such Equity Issuance the Borrower has given notice to the Administrative Agent that Holdings intends to invest the Net Cash Proceeds thereof pursuant to this clause (iii) and Holdings does so invest such Net Cash Proceeds within 45 days after the receipt thereof.

          (f) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in
Section 9.3 (Actions in respect of Letters of Credit) in an amount equal to 105% of such excess.

          Section 2.9 Interest

          (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

               (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

               (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

          (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal

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

balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on demand.

          Section 2.10 Conversion/Continuation Option

          (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit E (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion.

          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section
2.13 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.10, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          Section 2.11 Fees

          (a) Unused Commitment Fee. The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the sum of (i) the outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the Letter of Credit Obligations (the "Unused Commitment Fee") from the date hereof through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

          (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

               (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee in an amount agreed by such Issuer and the Borrower (but in any event not greater than 0.25% per annum of the maximum undrawn face amount of such Letter of Credit), payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

               (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          (c) Additional Fees. The Borrower has agreed to pay to the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

          Section 2.12 Payments and Computations

          (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 11.8 (Notices Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in
Section 2.8(c) (Mandatory Prepayments) and in clauses (e) or (f) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) or Section 2.13(c) (Increased Costs) or (d) (Illegality) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest on Base Rate Loans calculated based on clause (i) of the definition of Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. All other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

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

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans or Term Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

          (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (e) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (f) below (or required to be applied in accordance with Section 2.8 (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the Revolving Credit Commitments; payments in respect of the Term Loans received by the Administrative Agent shall be distributed to each Term Loan Lender in accordance with such Lender's Ratable Portion of the Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

          (f) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.8 (Mandatory Prepayments) and clause (e) above, the Administrative Agent may, and, upon either (A) the written direction of the Agents or the Requisite Lenders or
(B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall, deliver a Blockage Notice to each Deposit Account Bank and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

               First, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

               Second, to pay Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Administrative Agent;

               Third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

               Fourth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

               Fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

               Sixth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, and Obligations owing with respect to Hedging Contracts;

               Seventh, to the ratable payment of all other Obligations; and

               Eighth, any excess to the Borrower;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses first, second, third, fourth, fifth, sixth and seventh above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first, second, third, fourth, fifth, sixth and seventh above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses first, second, and fourth above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.

          (g) At the option of the Administrative Agent, principal on the Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Revolving Loans. The Borrower hereby authorizes the Revolving Credit Lenders to make Revolving Loans

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

pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in such Revolving Credit Lender's discretion, that are in the amounts of any and all interest, fees, expenses and other sums payable in respect of the Revolving Loans and Protective Advances, and further authorizes the Administrative Agent to give the Revolving Credit Lenders notice of any Borrowing with respect to such Revolving Loans and to distribute the proceeds of such Revolving Loans to pay such amounts. The Borrower agrees that all such Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Revolving Credit Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

          Section 2.13 Special Provisions Governing Eurodollar Rate Loans

          (a) Determination of Interest Rate

          The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

          (b) Interest Rate Unascertainable, Inadequate or Unfair

          In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) any Lender notifies the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Lender of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) Increased Costs

          If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the date of this Agreement, shall have the effect of increasing the cost (other than any taxes) to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost provided, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar Lending Office if the making of such designation would allow the Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or reduce the amount of, such increased cost. A certificate in reasonable detail as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) Illegality

          Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this Section 2.13(d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (e) Breakage Costs

          In addition to all amounts required to be paid by the Borrower pursuant to Section 2.9 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any lost profits or loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.10 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (excluding, however, mandatory prepayments pursuant to Section 2.8 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

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

          Section 2.14 Capital Adequacy

          If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued after the date of this Agreement shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

          Section 2.15 Taxes

          (a) Any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States of America or any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender, Issuer and the Administrative Agent, taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto: (A) that are measured by or imposed upon its gross or net income, and any franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Issuer or the Administrative Agent (as the case may be) is organized or in which its principal office or Applicable Lending Office are located (or any political subdivision thereof), (B) that are imposed upon or measured by its income (including branch profits taxes) by the United States of America or any political subdivision or taxing authority thereof or therein (including, without limitation, any state in the United States and any political subdivision of any such state), (C) that are payable with respect to payments under the Loan Documents (including United States withholding taxes) under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender, Issuer or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (D) that are imposed on it as a result of a trade or business, a permanent establishment, or a present or former connection between such Lender, Issuer or Administrative Agent (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, excluding, with respect to each Lender, Issuer and the Administrative Agent, liabilities attributable to the gross negligence or willful misconduct of such Lender, Issuer or Administrative Agent, being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions on account of Taxes (including deductions

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

on account of Taxes applicable to additional sums payable under this Section 2.15, such Lender, Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions,
(y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof, and all liabilities with respect thereto, in each case arising from the execution, delivery or registration of, or otherwise similarly with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Without duplication of its obligation to make additional payments on account of Taxes pursuant to clause (a) above each Loan Party shall, jointly and severally, indemnify each Lender, Issuer and the Administrative Agent for the full amount of Taxes with respect to payments by any Loan Party under any Loan Document and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15 paid by such Lender, Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto (except, with respect to each Lender, Issuer and the Administrative Agent to the extent arising from the gross negligence or willful misconduct of such Lender, Issuer or the Administrative Agent, including the failure of such Lender, Issuer or the Administrative Agent to make any filing or payment within such person's control, but only if such failure is the result of gross negligence or willful misconduct), whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof or, if no such receipt is available, other documentation evidencing such payment.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.15 shall survive the payment in full of the Obligations.

          (f) Prior to the Closing Date in the case of each Lender or Issuer that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender or Issuer in the case of each other Lender or Issuer and from time to time thereafter if requested by the Borrower or the Administrative Agent (but, in any event, once every three years), each Lender or Issuer shall provide the Administrative Agent and the Borrower with two completed originals of each of the following: (i) Form W-8ECI (in the case of a Non-U.S. Lender claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (in the case of a Non-U.S. Lender claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form,
(iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or with respect to any Loan Documents in which a participation has been sold, a Form W-8IMY along with accompanying Forms W-8BEN

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

(claiming exemption from withholding under the portfolio interest exemption) or any successor forms, (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents, or
(v) in the case of any other Lender or Issuer, Form W-9 (claiming exemption from United States backup withholding tax) or any successor form. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Lender or Issuer are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall, notwithstanding anything in this Section 2.15 to the contrary, withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate and the Loan Parties shall have no indemnification obligations pursuant to this Agreement or any other Loan Document or be required to pay additional amounts pursuant to this
Section 2.15, with respect to amounts so withheld or any related amounts.

          (g) Any Lender or Issuer claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole reasonable determination of such Lender or Issuer, be otherwise disadvantageous to such Lender or Issuer.

          (h) If a Lender, Issuer or the Administrative Agent receives a refund or realizes the benefit of a credit or reduction (including a refund of, credit against, or reduction in any tax excluded from Taxes) in respect of any Taxes or Other Taxes for which it has received an indemnity payment from (or an additional amount has been paid by) a Loan Party, such Lender, Issuer or the Administrative Agent shall within 45 days from the date of such receipt or realization pay over the amount of such refund, credit or reduction to the Loan Party (but only to the extent of indemnity payments made or other amounts paid by the Loan Party under this Section 2.15 with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender, Issuer or the Administrative Agent incurred to apply for such refund, credit or reduction and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction), provided that the Loan Party (upon written request of such Lender, Issuer or the Administrative Agent) agrees to repay the amount paid over to the Loan Party to such Lender, Issuer or the Administrative Agent in the event such Lender, Issuer or the Administrative Agent is required to repay such refund, credit or reduction to such Governmental Authority. Nothing in this paragraph shall require any Lender, Issuer or the Administrative Agent to file for a refund credit or reduction or to make available to a Loan Party any tax return or other information that the Lender, Issuer or the Administrative Agent deems to be confidential or proprietary.

          (i) Notwithstanding anything to the contrary in this Section 2.15 or in Section 11.2 (Assignments and Participations), a Loan Party shall not be required to indemnify any Lender or Issuer (including, for purposes of this paragraph, any participant or other transferee of any rights of a Lender or Issuer) or the Administrative Agent, or to pay any additional amount to any Lender, Issuer or the Administrative Agent, in respect of any Taxes pursuant to this Section 2.15 to the extent that such Taxes were applicable on the date such Lender, Issuer or the Administrative Agent became a party to this Agreement or, with respect to payments to a new

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Applicable Lending Office, the date such Lender or Issuer designated such
Applicable Lending Office.

          Section 2.16 Substitution of Lenders

          (a) In the event that (i) any Lender makes a claim under Section 2.13(c) (Increased Costs) or Section 2.14 (Capital Adequacy), (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.13(d) (Illegality),
(iii) the Borrower is required to make any payment pursuant to Section 2.15 (Taxes) that is attributable to a particular Lender or (iv) any Lender becomes a Non-Funding Lender, a Non-Consenting Lender or an Insolvent Lender, (any such Lender, an "Affected Lender"), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clauses (i), (ii), (iii) or (iv) above by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

          (b) If the Substitution Notice was properly issued under this Section 2.16, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (ii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

          (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.16, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

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          Section 2.17 Facility Increase.

          (a) The Borrower may (no more frequently than once during the term of the Facilities) request the Lenders or other institutions that would be Eligible Assignees to provide additional Commitments (with respect to either the Term Loan Facility or the Revolving Credit Facility, at the option of the Borrower) up to an aggregate amount not in excess of $100,000,000 (a "Facility Increase"); provided, however, that (i) the Borrower shall have given the Administrative Agent at least 60 days notice of its intention to effect the Facility Increase and the desired amount of such Facility Increase, (ii) the conditions precedent to a Borrowing set forth in Section 3.2 are satisfied as of the Facility Increase Effective Date (as defined below), (iii) the Administrative Agent shall have received on or prior to the Facility Increase Effective Date, a certificate of the Secretary or an Assistant Secretary of each Loan Party, in form and substance satisfactory to the Administrative Agent, certifying the resolutions of such Loan Party's board of directors (or equivalent governing body) approving and authorizing the Facility Increase to the extent of the stated desired amount of such Facility Increase, and (iv) an opinion of counsel to the Loan Parties in form and substance and from counsel satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Issuers and the Lenders dated the Facility Increase Effective Date and addressing such matters as the Administrative Agent may reasonably request shall be delivered to the Administrative Agent.

          (b) The Borrower shall have the right to offer such increase to (x) the Lenders, and each Lender will have the right, but not the obligation, to commit to all or a portion of the proposed Facility Increase or (y) any institution that would be an Eligible Assignee; provided, however, that the minimum additional Commitment of each Eligible Assignee in respect of Revolving Credit Commitments equals or exceeds $5,000,000 and the minimum additional Commitment of each Eligible Assignee in respect of Term Loans Commitments equals or exceeds $2,000,000 and such Lender or Eligible Assignee executes an Assumption Agreement pursuant to which such Lender or Eligible Assignee agrees to commit to all or a portion of such Facility Increase and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender.

          (c) On the effective date provided for in the Assumption Agreements providing for a Facility Increase (each a "Facility Increase Effective Date"),
(i) the Commitments will be increased by the additional amount committed to by each Lender or Eligible Assignee on the Facility Increase Date, (ii) the Letter of Credit Sublimit, to the extent agreed in writing by each applicable Issuer, shall be increased as set forth in the definition thereof, on the Facility Increase Date and (iii) to the extent the Facility Increase results in any Revolving Credit Lender owning less than its Ratable Portion of the Revolving Loans, such Revolving Credit Lender shall purchase from each other Revolving Credit Lender Revolving Loans such that after giving effect to such purchases, each Revolving Credit Lender owns Revolving Loans is an amount equal to its Ratable Portion of all Revolving Loans.

          (d) In the event there are Lenders and Eligible Assignees that have committed to a Facility Increase in excess of the maximum amount requested (or permitted), then the Agents (with the consent of the Borrower which shall not be unreasonably withheld) shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees.

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                                   ARTICLE III

                    Conditions To Loans And Letters Of Credit

          Section 3.1 Conditions Precedent to Initial Loans and Letters of
Credit

          The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:

          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender that requests same:

               (i) this Agreement, duly executed and delivered by the Borrower and Holdings and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

               (ii) the Guaranty, duly executed by each Guarantor;

               (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                    (A) evidence satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered at the Closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority (subject, other than in the case of Stock of a Massey Entity, to Liens permitted by Section 8.2(b), Section 8.2(c), Section 8.2(d), Section 8.2(h), or Section 8.2(j) (Liens. Etc.) security interest in the Collateral, including
          (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement), (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder, and (z) UCC insurance policies insuring proper perfection covering "as extracted" coal, if requested by the Administrative Agent;

                    (B) all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank;

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

                    (C) all instruments representing Pledged Debt Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank;

                    (D) all Deposit Account Control Agreements, duly executed by the corresponding Deposit Account Bank and Loan Party, that, in the reasonable judgment of the Administrative Agent, shall be required for the Loan Parties to comply with Section 7.15 (Approved Deposit Accounts; Securities Accounts); and

                    (E) Control Account Agreements duly executed by the appropriate Loan Party and (1) all securities intermediaries with respect to all Securities Accounts and securities entitlements of the Borrower and each Guarantor and (2) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor;

               (iv) Mortgages for all of the Real Properties of the Loan Parties identified on Schedule 4.22(b) (Owned Real Property), and for all of the leasehold interests of the Loan Parties in the Real Properties identified on Schedule 4.22(c) (Mining Leases and Prep Plant Leases) (other than those Leases constituting part of Eastman or Westvaco), in each case, except as may be agreed to by the Administrative Agent, together with all applicable Mortgage Supporting Documents relating thereto; provided, however, that such Mortgages, by their express terms, shall not be effective as to any such leasehold interests of the Loan Parties (notwithstanding the execution, delivery and recordation of any Mortgage related thereto) to the extent such leasehold interest is not mortgageable or assignable without the applicable lessor's consent and such consent has not been obtained;

               (v) the Securitization Intercreditor Agreement in form and substance satisfactory to the Administrative Agent, duly executed by the parties thereto;

               (vi) a favorable opinion of (A) Hunton & Williams, counsel to the Loan Parties, in substantially the form of Exhibit F-1 (Form of Opinion of Counsel for the Loan Parties), (B) Thomas J. Dostart, general counsel to the Loan Parties, in substantially the form of Exhibit F-2 (Form of Opinion of Counsel for the Loan Parties), (C) counsel to the Loan Parties in each of Kentucky, Louisiana and Tennessee and West Virginia,, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and (D) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

               (vii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

               (viii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other

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

     document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (vii) above;

               (ix) a certificate of the chief financial officer of Holdings, stating that the Borrower is Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.10 (Application of Proceeds) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

               (x) a certificate of a Responsible Officer of Holdings to the effect that (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) no litigation shall have been commenced against any Loan Party or any of its Subsidiaries that, if adversely determined, would have a Material Adverse Effect;

               (xi) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies maintained with respect to the properties of Holdings, the Borrower and its Subsidiaries; and

               (xii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

          (b) Bailee's Letters. The Administrative Agent shall have received such Bailee's Letters from each third party on whose premises any Loan Party has stored coal valued at in excess of $1,000,000.

          (c) Financial Information. The Lenders shall have received and be satisfied with (i) a pro forma estimated balance sheet of Holdings and its Subsidiaries as of the Closing Date and after giving effect to the Facilities,
(ii) interim unaudited quarterly financial statements of Holdings and its Subsidiaries through the most recently completed Fiscal Quarter which ended 45 days or more prior to the Closing Date, and (iii) Holdings' business plan which shall include a financial forecast on a quarterly basis for the first fiscal year ending December 2003 and on an annual basis thereafter through the Term Loan Maturity Date prepared by Holdings' management.

          (d) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Arrangers and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel)

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due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

          (e) Refinancing of Existing Credit Agreement. (i) All obligations under the Existing Credit Agreements shall have been repaid in full, (ii) the Existing Credit Agreements and all Loan Documents (as defined therein) shall have been terminated on terms satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a payoff letter duly executed and delivered by Holdings and each Existing Lender or other evidence of such termination in each case in form and substance satisfactory to the Administrative Agent.

          (f) Consents, Etc. Each of Holdings and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person (other than the consents of lessors, as described in Section 3.1(a)(iv) above, the receipts of such consents shall not be conditions precedent under this Section 3.1(f)) and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of Holdings and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

          Section 3.2 Conditions Precedent to Each Loan and Letter of Credit

          The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

          (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing, and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

          (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

               (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

               (ii) no Default or Event of Default shall have occurred and be continuing.

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          (c) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

          Section 3.3 Determinations of Initial Borrowing Conditions

          For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         Representations and Warranties

          To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each of Holdings and the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

          Section 4.1 Corporate Existence; Compliance with Law

          Each of Holdings, the Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, Permits (including Mining Permits), consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required to carry out its business as presently conducted, except for licenses, permits, consents,

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

approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

          Section 4.2 Corporate Power; Authorization; Enforceable Obligations

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii) have been or, at the time of delivery thereof pursuant to
     Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

               (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Loan Party or any of its Subsidiaries or
     (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person other than those that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 4.3 Ownership of Borrower; Subsidiaries

          (a) Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of Holdings and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock

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

authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by a Massey Entity.

          (b) No Stock of any Subsidiary of Holdings is subject to any outstanding option, warrant, right of conversion or purchase of any similar right.

          (c) All of the outstanding Stock of each Subsidiary of Holdings owned (directly or indirectly) by Holdings has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by Holdings or a Subsidiary of Holdings, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement), options, warrants, rights of conversion or purchase or any similar rights. Neither Holdings nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents.

          (d) There are no agreements or understandings to which any Massey Entity is a party with respect to the voting, sale or transfer of any shares of Stock of any Massey Entity.

          (e) No Massey Entity owns or holds, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section
8.3 (Investments).

          Section 4.4 Financial Statements

          (a) The Consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2002, and the related Consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the fiscal year then ended, certified by Ernst &Young LLP, and the Consolidated unaudited balance sheets of Holdings and its Subsidiaries as at March 31, 2003, copies of which have been furnished to each Lender, fairly present, subject, in the case of said unaudited balance sheets as at March 31, 2003, and said statements of income, retained earnings and cash flows for the three-month period then ended, to the absence of footnote disclosure and normal year-end audit adjustments, the Consolidated financial condition of Holdings and its Subsidiaries as at such dates and the Consolidated results of the operations of Holdings and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Neither Holdings, the Borrower nor any of their respective Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

          (c) The Projections have been prepared by Holdings in light of the past operations of its business, and reflect projections for the Fiscal Year period beginning on January 1, 2003 on a quarter by quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Holdings believes to be reasonable and fair in light of current conditions and current facts known to Holdings and, as of the Closing Date, reflect Holdings' good faith and reasonable estimates of the future financial performance of Holdings and its Subsidiaries and of the other information projected therein for the periods set forth therein.

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

          (d) The unaudited pro forma Consolidated balance sheet of Holdings and its Subsidiaries, a copy of which has been delivered to each Lender pursuant to
Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), has been prepared as of June 30, 2003, on a pro forma basis, the Consolidated financial condition of Holdings and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to Holdings at the time so furnished and on the Closing Date.

          (e) To the extent required by GAAP, Holdings and its Subsidiaries maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and (iv) future costs associated with other potential environmental liabilities.

          Section 4.5 Material Adverse Change

          Since December 31, 2002, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

          Section 4.6 Solvency

          Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries, taken together as a single entity, are Solvent.

          Section 4.7 Litigation

          There are no pending or, to the knowledge of Holdings or the Borrower, overtly threatened actions, investigations or proceedings as to which there is a reasonable probability of an adverse determination affecting any Massey Entity before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance by any Loan Party required of its payment or guaranty obligations under any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.8 Taxes

          (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Holdings or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable pursuant to any assessment have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Holdings or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.8(a) (Taxes), no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts (other than those that in the aggregate do not exceed $1,000,000 at any time) have been withheld by Holdings and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) Except as disclosed on Schedule 4.8(b) (Taxes) and except for extensions of six months or less for the time to file federal income and state income (or franchise) tax returns, none of Holdings or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return for any open taxable period or the assessment or collection of any charges for any open taxable period, (ii) incurred any unpaid obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which Holdings or Borrower (or its Tax Affiliate) is the common parent for any open taxable period.

          Section 4.9 Full Disclosure

          (a) The information prepared or furnished by or on behalf of Holdings or the Borrower in connection with this Agreement or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

          (b) Holdings has delivered to each Lender a true, complete and correct copy of the Disclosure Document. The Disclosure Document complies as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

          Section 4.10 Margin Regulations

          Neither Holdings nor the Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

          Section 4.11 No Burdensome Restrictions; No Defaults

          (a) Neither Holdings, the Borrower nor any of their respective Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

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

          (b) Neither Holdings, the Borrower nor any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of Holdings and the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          (d) To the best knowledge of each of Holdings and the Borrower, there are no Requirements of Law applicable to any Massey Entity the compliance with which by such Massey Entity, as the case may be, would, in the aggregate, have a Material Adverse Effect.

          Section 4.12 Investment Company Act; Public Utility Holding Company
Act

          Neither Holdings, the Borrower nor any of their respective Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

          Section 4.13 Use of Proceeds

          The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely (a) to fund a dividend or intercompany loan to Holdings solely for the purpose of refinancing all Indebtedness of Holdings and other obligations (including those of the Borrower as a guarantor) outstanding under the Existing Credit Agreements, (b) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (c) for working capital and general corporate purposes of Holdings and its Subsidiaries (provided, that $100,000,000 of the Term Loans shall be maintained as either Restricted Cash or Letter of Credit Support until such time as it is applied to repay the Loans in accordance with Section 2.8 (Mandatory Prepayments)).

          Section 4.14 Insurance

          All policies of insurance of any kind or nature of any Massey Entity, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient for the business and operations of the Massey Entities and which coverage is not significantly less coverage than is customarily carried by businesses of the size and character of such Person. No Massey Entity has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

          Section 4.15 Labor Matters

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the best knowledge of Holdings or the Borrower, overtly threatened against or involving any Massey Entity, other than those that, in the aggregate, would not have a Material Adverse Effect.

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

          (b) There are no unfair labor practices, grievances or complaints pending, or, to either Holdings' or the Borrower's knowledge, threatened, against or involving any Massey Entity, nor are there any arbitrations or grievances threatened involving any Massey Entity, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15 (Labor Matters), as of the Closing Date, there is no collective bargaining agreement covering any employee of any Massey Entity.

          (d) Holdings has delivered to the Lenders all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Massey Entities.

          Section 4.16 ERISA

          (a) Schedule 4.16 (List of Plans) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all Retiree Medical Plans to which any Massey Entity has any obligation or liability, contingent or otherwise have been provided to the Lenders.

          (b) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate, would not have a Material Adverse Effect.

          (c) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

          (d) Except as set forth on Schedule 4.16 (List of Plans), no Massey Entity or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          Section 4.17 Coal Act; Black Lung Act

          Each Massey Entity and each of its "related persons" (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and no Massey Entity or any of its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to have a Material Adverse Effect. Each Massey Entity is in compliance in all material respects with the Black Lung Act, and no Massey Entity has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to have a Material Adverse Effect.

          Section 4.18 Environmental Matters

          (a) The operations of each Massey Entity have been and are in compliance with all Environmental Laws, including obtaining and complying with all Permits required under Environmental Laws, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of the Massey Entities incurring Environmental Liabilities and Costs after the date hereof that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

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

          (b) No Massey Entity or any real property currently or, to the knowledge of Holdings or the Borrower, previously owned, operated or leased by or for any Massey Entity is subject to any pending or, to the knowledge of Holdings or the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or, to the knowledge of Holdings or the Borrower, threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to result in the Massey Entities incurring Environmental Liabilities and Costs that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (c) Except as disclosed on Schedule 4.18 (Environmental Matters), no Massey Entity is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.(S) 6901 et seq., the regulations thereunder or any state counter part equivalent.

          (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of any Massey Entity or of real property owned, operated or leased by any Massey Entity, including, but not limited to, any Release of Hazardous Materials, that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of the Massey Entities incurring Environmental Liabilities and Costs that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (e) As of the date hereof, no Environmental Lien has attached to any property of any Massey Entity and, to the knowledge of Holdings or the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

          (f) Holdings and the Borrower have made available to the Lenders copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Massey Entities or any real property of any of them that are in the possession, custody or control of any Massey Entity.

          Section 4.19 Intellectual Property

          The Massey Entities own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses as currently conducted, without, to Holdings' knowledge, infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any Massey Entity except for those failures and infringements that would not have a Material Adverse Effect. To Holdings' and the Borrower's knowledge, no Intellectual Property, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Massey Entity infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened other than those which, in the aggregate, would not have a Material Adverse Effect.

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

          Section 4.20 Coal Supply Agreements

          Schedule 4.20 (Coal Supply Agreements) sets forth a complete and accurate list of each Coal Supply Agreement to which any Massey Entity is a party as of the Closing Date, including the counterparty to each such agreement. As of the Closing Date, each such Coal Supply Agreement is in full force and effect, except to the extent that the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

          Section 4.21 Surety Bonds

          All surety, reclamation and similar bonds required to be maintained by any Massey Entity under any Requirement of Law, including any Mining Law, or Contractual Obligation are in full force and effect and were not and will not be terminated, suspended, revoked or otherwise adversely affected by virtue of the execution and delivery of the Loan Documents and the funding of the Facilities thereunder; provided that (i) self-bonding permitted under Requirements of Law prior to the Closing Date may be required to be replaced following the Closing Date with surety bonds, (ii) the cost of such bonds may be increased and (iii) certain of such bonds may be terminated, suspended or revoked, provided that, taken together, the events specified in clauses (i), (ii) and (iii) above would not reasonably be expected to have a Material Adverse Effect. All required guarantees of, and letters of credit with respect to, such surety, reclamation and similar bonds are in full force and effect except where such failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

          Section 4.22 Title; Real Property; Titled Personal Equipment

          (a) Subject to Customary Permitted Liens which would not have a Material Adverse Effect on the operation and use of such property, each Massey Entity has good and marketable title to, or valid leasehold interests in, all Real Property (including surface rights and coal and other mineral rights and Mining Permits) and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by Holdings hereunder, and none of such properties and assets is subject to any Lien, except Liens permitted under
Section 8.2 (Liens, Etc.). Each Massey Entity has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Massey Entity's right, title and interest in and to all such material owned Real Property and, with respect to all other owned and leased real Property, to the extent required for the conduct of its business as presently conducted.

          (b) Schedule 4.22(b) (Owned Real Property) lists substantially and in all material respects as of the Closing Date all Real Property (including surface rights and coal and other mineral rights) owned by any Massey Entity.

          (c) Schedule 4.22(c) (Mining Leases and Prep Plant Leases) lists substantially all and in all material respects as of the Closing Date (i) all Leases for material Real Property, including all Prep Plant Leases and Mining Leases, and (ii) the lessee and the lessor of each such Lease.

          (d) Schedule 4.22(d) (Mines) sets forth a complete and accurate list of all Mines (including addresses and the owner and operator thereof) owned or operated by any Loan

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

Party as of the Closing Date and indicates whether each such Mine is owned or leased by such Massey Entity.

          (e) Schedule 4.22(e) (Fixture Filing Locations) sets forth the county and state in which the properties are located for which a Mortgage or fixture filing has been granted to the Administrative Agent for the benefit of the Secured Parties.

          (f) Other than as permitted pursuant to Section 8.4 (Sale of Assets) and Section 8.3 (Investments), no Massey Entity owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign, or dispose of any Real Property of such Massey Entity in respect of Real Property that in the aggregate has a fair market value of greater than $10,000,000.

          (g) No portion of any Real Property owned or leased by any Massey Entity has suffered any material damage by fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty loss (whether or not covered by insurance) and no business of any Massey Entity has been affected by any such casualty loss which could reasonably be expected to have a Material Adverse Effect.

          (h) No portion of any building or structure located on the surface of any Real Property owned by any Massey Entity is located in a special flood hazard area as designated by any federal Governmental Authority except in such instance where the Massey Entity is fully insured for such risk by flood insurance.

          (i) With respect to each Mining Lease and each Prep Plant Lease, the applicable Massey Entity possesses the leasehold interest(s) mining rights and Mining Permits necessary for the operation of the applicable Mine(s) currently being operated on such parcel, and each of its rights under the applicable lease(s), contracts, rights-of-way and easements necessary for the operation of such Mine(s) is in full force and effect and no default exists thereunder, except to the extent that such defaults or the failure to maintain such lease(s), mining rights, Mining Permits, contracts, rights of way and easements in full force and effect does not and will not have a material adverse effect on the operation and intended use of such parcel by such Massey Entity.

          (j) No Massey Entity has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by any Massey Entity or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

          (k) The value of all vehicles, rolling stock and other operating equipment owned by the Loan Parties as of the Closing Date and covered by certificates of title is not, in the aggregate, material to the Loan Parties, taken as a whole.

                                    ARTICLE V

                               Financial Covenants

          Each of Holdings and the Borrower agrees with the Lenders and the Administrative Agent to each of the following as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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          Section 5.1 Maximum Leverage Ratio

          Holdings shall maintain, on the last day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

----------------------------------------------------------------------
            Fiscal Quarter Ending               Maximum Leverage Ratio
----------------------------------------------------------------------
Each Fiscal Quarter ending on or prior to
December 31, 2004                                     4.25 to 1
----------------------------------------------------------------------
Each Fiscal Quarter ending after December 31,
2004 and on or prior to December 31, 2006             4.00 to 1
----------------------------------------------------------------------
Each Fiscal Quarter ending after December 31,
2006 and on or prior to December 31, 2007             3.75 to 1
----------------------------------------------------------------------
Each Fiscal Quarter ending after December 31,
2007                                                  3.50 to 1
----------------------------------------------------------------------

          Section 5.2 Maximum Secured Leverage Ratio

Holdings shall maintain, on the last day of each Fiscal Quarter set forth below, a Secured Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

----------------------------------------------------------------------
            Fiscal Quarter Ending               Maximum Leverage Ratio
----------------------------------------------------------------------
Each Fiscal Quarter on or prior to December
31, 2003                                              2.25 to 1
----------------------------------------------------------------------
Each Fiscal Quarter ending after December
31, 2003                                              2.00 to 1
----------------------------------------------------------------------

          Section 5.3 Minimum Interest Coverage Ratio

          Holdings shall maintain an Interest Coverage Ratio of not less than
3.25 to 1, as determined as of the last day of each Fiscal Quarter ending after the Closing Date, for the four Fiscal Quarters ending on such day.

          Section 5.4 Capital Expenditures

          (a) The Massey Entities shall not make or incur, or permit to be made or incurred, Capital Expenditures during each of the Fiscal Years set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such Fiscal Year:

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

------------------------------
              Maximum Capital
Fiscal Year    Expenditures
------------------------------
    2003       $140,000,000
------------------------------
    2004       $135,000,000
------------------------------
    2005       $150,000,000
------------------------------
    2006       $135,000,000
------------------------------
    2007       $125,000,000
------------------------------
    2008       $125,000,000;
------------------------------

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year.

          (b) Notwithstanding clause (a) above, the Massey Entities may make additional Capital Expenditures with respect to Coal Handling Facilities in an aggregate maximum amount not to exceed (i) $25,000,000 prior to the second anniversary of the Closing Date and (i) $40,000,000 in the aggregate during the term of the Facilities.

          (c) Additions to property, plant and equipment recorded upon the consummation of a Permitted Acquisition shall not be included for purposes of calculating compliance with clause (a) above to the extent that any consideration therefor is included as part of the consideration for such Permitted Acquisition.

                                   ARTICLE VI

                               Reporting Covenants

          Each of the Borrower and Holdings agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

          Section 6.1 Financial Statements

          The Borrower shall furnish to the Administrative Agent one electronic copy (with sufficient paper copies for each Lender requesting same) of each of the following:

          (a) Quarterly Reports. Within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding Holdings and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of Holdings as fairly presenting the Consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

          (b) Annual Reports. Within 100 days after the end of each Fiscal Year, financial information regarding Holdings and its Subsidiaries consisting of Consolidated balance sheets of Holdings and its Subsidiaries as of the end of such year and related statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP, and setting forth in comparative form the figures for the corresponding Fiscal Year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (e) below for such Fiscal Year, in each case certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by Holdings' Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Holdings' Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Holdings' Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of Holdings and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V (Financial Covenants) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

          (c) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of Holdings (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin) and demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that Holdings or the Borrower (or another Massey Entity) proposes to take with respect thereto.

          (d) Corporate Chart and Other Collateral Updates. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, (i) a certificate of a Responsible Officer of Holdings certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is true, correct, complete and current as of the date of such Financial Statement and (ii) a certificate of a Responsible Officer of Holdings in form and substance satisfactory to the Administrative Agent certifying that all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Pledge and Security Agreement by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended). The reporting requirements set forth in this clause (d) are in addition to, and are not

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intended to and shall not replace or otherwise modify, any obligation of any
Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

          (e) Business Plan. Not later than 30 days before the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business and financial plans of Holdings for the next succeeding Fiscal Year approved by the Board of Directors of Holdings, and (ii) forecasts prepared by management of Holdings for each of the succeeding Fiscal Years through the Fiscal Year in which the Term Loan Maturity Date is scheduled to occur, including (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and
(y) a statement of all of the material assumptions on which such forecasts are based.

          (f) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Holdings' Accountants).

          Section 6.2 Default Notices

          As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, Holdings shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

          Section 6.3 Litigation

          Promptly after any Responsible Officer of Holdings or the Borrower has knowledge thereof, Holdings shall give the Administrative Agent written notice of the commencement of each action, suit and proceeding before any domestic or foreign Governmental Authority or arbitrator, affecting Holdings or any of its Subsidiaries that (i) seeks injunctive or similar relief that, if granted, would have a Material Adverse Effect or (ii) alone or together with each other action, suit and proceeding arising from any single event or series of related events, in the reasonable judgment of Holdings or such Subsidiary, exposes Holdings or such Subsidiary to liability in an amount in excess of $5,000,000.

          Section 6.4 Asset Sales

          Prior to any Asset Sale anticipated to generate in excess of $10,000,000 in Net Cash Proceeds, Holdings shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by Holdings or any of its Subsidiaries.

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          Section 6.5 SEC Filings; Press Releases

          Promptly after the sending or filing thereof, Holdings shall send the Administrative Agent one electronic copy (with sufficient paper copies for each Lender requesting the same) of (a) all reports that Holdings sends to its security holders generally, (b) all reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) that Holdings or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public or any other creditor.

          Section 6.6 Labor Relations

          Promptly after becoming aware of the same, Holdings shall give the Administrative Agent written notice of (a) any material labor dispute to which Holdings or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any material Worker Adjustment and Retraining Notification Act or related material liability incurred with respect to the closing of any plant or other facility of any such Person.

          Section 6.7 Tax Returns

          Upon the request of the Administrative Agent, Holdings shall provide access to all federal, state, or local tax returns and reports filed by Holdings or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

          Section 6.8 Insurance

          As soon as is practicable and in any event within 100 days after the end of each Fiscal Year, Holdings shall furnish the Administrative Agent with an insurance broker's statement that all premiums then due and payable with respect to all insurance coverage then maintained under Section 7.5 (Maintenance of Insurance) have been paid and confirming that the Administrative Agent has been named as loss payee or additional insured, as applicable, on any casualty or general liability insurance.

          Section 6.9 ERISA Matters

          Holdings shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

          (a) promptly and in any event within 30 days after Holdings, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any material ERISA Event has occurred, a written statement of a Responsible Officer of Holdings describing such ERISA Event or waiver request and the action, if any, Holdings, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (b) promptly and in any event within 10 days after Holdings, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum

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funding waiver under Section 412 of the Code has been filed with respect to any
Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of Holdings describing such waiver request and the action, if any, Holdings, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

          (c) simultaneously with the date that Holdings, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          Section 6.10 Environmental Matters

          Holdings shall provide written notice to the Administrative Agent promptly after any Responsible Officer of Holdings or any of its Subsidiaries learns of any of the following:

          (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $2,500,000 or more individually or $10,000,000 in the aggregate in any Fiscal Year;

          (b) the receipt by any Loan Party of notification that a Governmental Authority is reasonably likely to take action that will subject any real or personal property of such Loan Party to an Environmental Lien;

          (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition or conditions that could reasonably be expected to result in a violation of or liability under, any Environmental Law, where the consequences of the violations and liabilities would reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $2,500,000 or more individually or $10,000,000 in the aggregate in any Fiscal Year;

          (d) the commencement of any judicial or administrative proceeding or investigation against any Loan Party alleging a violation of or liability under any Environmental Law, that, if adversely determined, would have a reasonable likelihood of subjecting such Loan Party to Environmental Liabilities and Costs of $2,500,000 or more individually or $10,000,000 in the aggregate in any Fiscal Year;

          (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which, in the aggregate, have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $2,500,000 or less;

          (f) any proposed action by any Loan Party or any change in Environmental Laws that has a reasonable likelihood of requiring the Loan Party to obtain additional Permits required by Environmental Laws or make additional capital improvements to assure compliance with Environmental Laws that, in the aggregate, would cost $5,000,000 or more or subject such Loan Party to Environmental Liabilities and Costs of $5,000,000 or more individually;

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          (g) the commencement of any judicial proceeding against any Loan
Party, arising out of or related to asserted criminal violations of Environmental Law; and

          (h) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement. Notwithstanding the foregoing, on a quarterly basis, Holdings shall provide Administrative Agent with a status report regarding any pending litigation or investigation arising out of or related to the release of coal slurry at the Martin County Site and any criminal investigation or proceeding associated with any criminal violation of Environmental Laws.

          Section 6.11 Customer Contracts

          Promptly after any Responsible Officer of Holdings or the Borrower has knowledge of the same, the Borrower shall give the Administrative Agent prior to the Closing Date written notice of any cancellation, termination or loss of any material Contractual Obligation, Coal Supply Agreement, Mining Lease or Prep Plant Lease of any Massey Entity.

          Section 6.12 Other Information

          Holdings and the Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of Holdings or any of its Subsidiaries as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

                                   ARTICLE VII

                              Affirmative Covenants

          Each of Holdings and the Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

          Section 7.1 Preservation of Corporate Existence, Etc.

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except (a) that any Massey Entity which is inactive or dormant (meaning that on the date of determination and on a consolidated basis with its Subsidiaries, it has assets with an aggregate Fair Market Value of less than $100,000) may be dissolved, provided that if such Massey Entity is a Loan Party, all assets distributed upon dissolution shall be distributed to another Loan Party or (b) as permitted by Sections 8.3 (Investments), 8.4 (Sale of Assets) and Section 8.7 (Restriction on Fundamental Changes; Permitted Acquisitions).

          Section 7.2 Compliance with Laws, Etc.

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to:

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          (a) comply with all applicable Requirements of Law (including Mining
Laws), Contractual Obligations and Permits (including Mining Permits), except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect; and

          (b) to the extent required by GAAP, maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and (iv) future costs associated with other potential environmental liabilities.

          Section 7.3 Conduct of Business

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course and consistent with past practice, and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with any Massey Entity, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

          Section 7.4 Payment of Taxes, Etc.

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except amounts which in the aggregate do not exceed $500,000 at any time or where contested in good faith, by proper proceedings and adequate reserves therefor are established on the books of Holdings or the appropriate Subsidiary in conformity with GAAP.

          Section 7.5 Maintenance of Insurance

          Each of Holdings and the Borrower shall (a) maintain for, itself, and cause to be maintained for each of its Subsidiaries, the insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks that Holdings and the Borrower deem necessary to provide sufficient coverage for its businesses and which amounts and coverage shall not be materially less than the amounts or coverage usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Massey Entity operates, and such other insurance as may be reasonably requested by the Administrative Agent (provided that any such request is accompanied by an insurance broker's statement that such insurance is available at commercially reasonable rates), and, in any event, all insurance required by any Collateral Documents and (b) cause any casualty or general liability insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

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          Section 7.6 Access

          (a) Holdings and the Borrower shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same during normal business hours (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of any Massey Entity, (b) visit the properties of any Massey Entity and (c) discuss the affairs, finances and accounts of any Massey Entity with any of its Responsible Officers or directors.

          (b) All primary and basic exploration data and information pertaining to the Mines, together with all other reserve reports and maps, analysis and, upon reasonable notice, engineering and operating data and similar information pertaining to the Mines being operated by any Massey Entity shall be available at all reasonable times for inspection and review by authorized representatives of the Administrative Agent except to the extent (i) any such access is restricted by a Requirement of Law or (ii) any such data, information or the like are subject to a written confidentiality agreement with a non-Affiliate that prohibits any Massey Entity from granting such access to the Lenders; provided that a Responsible Officer of Holdings is made available to such Lender to discuss such confidential information to the extent permitted.

          Section 7.7 Keeping of Books

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to (a) keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Massey Entity, and
(b) preserve all primary and basic exploration data and information pertaining to the Mines will be preserved where reasonable in accordance with customary industry practice and in a sound and careful manner for future use and review.

          Section 7.8 Maintenance of Properties, Etc.

          (a) Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, maintain (a) in good working order and condition (ordinary wear and tear and damage from casualty and condemnation excepted) all of its properties necessary in the conduct of its business, (b) all rights, Permits, licenses, approvals and privileges (including all Mining Permits) used or useful or necessary in the conduct of its business as then being conducted, (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business as then being conducted, and (d) Coal reserves, or the rights to acquire coal from third parties, sufficient to fulfill its requirements under its Coal Supply Agreements, except where failure to so maintain the items set forth in clauses (a), (b), or (c) above would not, in the aggregate, have a Material Adverse Effect.

          (b) Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, cause each Mine being operated by a Massey Entity to be operated, maintained, developed and mined and cause the associated processing plants and other fixed and operating assets to be operated and maintained, in a workmanlike manner, as would a prudent coal mine operator, and in accordance with generally accepted mining practices and all applicable Requirements of Law, including but not limited to applicable Mining Laws and Environmental Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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          Section 7.9 Material Contracts

          Each of Holdings and the Borrower shall, and shall cause each of their Subsidiaries to:

          (a) at all times comply fully with all of the terms and conditions of its material Contractual Obligations, including, Coal Supply Agreements, the nonperformance with which would reasonably be expected to have a Material Adverse Effect and, to the extent practicable, perform any and all actions necessary to maintain all Coal Supply Agreements material to its business in full force and effect;

          (b) keep in full force and effect all of its Mining Leases, Prep Plant Leases and other contract rights, and all rights of way, easements and privileges necessary or appropriate for the proper operation of the Mines being operated by any Massey Entity to the extent the failure to do so would reasonably be expected to have a Material Adverse Effect; and

          (c) use commercially reasonable efforts (to the extent practicable, provided that in no circumstance shall Holdings or any Subsidiary be required to incur any additional cost or impair any existing or potential business relationship) to ensure that each Mining Lease, each Prep Plant Lease and each Coal Supply Agreement entered into after the Effective Date does not prohibit the assignability thereof to the Administrative Agent for the benefit of the Secured Parties without the consent of any other party.

          Section 7.10 Application of Proceeds

          The Borrower (and, to the extent distributed to them, each Massey Entity) shall use the entire amount of the proceeds of the Loans as provided in
Section 4.13 (Use of Proceeds).

          Section 7.11 Environmental

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with Environmental Laws. Without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Massey Entities incurring Environmental Liabilities and Costs undertake such Remedial Action as required by Environmental Laws or as any Governmental Authority requires to address the Release or event and otherwise ensure compliance with Environmental Laws. Borrower shall not be in breach of this Section 7.11 unless the Environmental Liabilities and Costs exceed $2,5000,000 individually or $10,000,000 in the aggregate in any Fiscal Year.

          Section 7.12 Mining

          Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to:

          (a) take all commercially reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply in all material respects with all applicable Mining Laws, and obtain, comply in all respects with and maintain any and all material Mining Permits, applicable to any of them; and

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          (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions in each case required under applicable Mining Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding applicable Mining Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably expected to have a Material Adverse Effect.

          Section 7.13 Real Property

          (a) Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Mining Leases and Prep Plant Leases now or hereafter held respectively by them, (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any term, covenant or condition of any Material Mortgaged Lease, (iii) not assign or sublet any Lease if such assignment or sublet would have a Material Adverse Effect, (iv) provide the Administrative Agent with a copy of each notice of default under any Material Mortgaged Lease received by a Massey Entity immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by a Massey Entity under any Material Mortgaged Lease simultaneously with its delivery of such notice under such Lease and (v) notify the Administrative Agent at least 14 days prior to the date a Massey Entity takes possession of, or becomes liable under, any new material Mining Lease or Prep Plant Lease, whichever is earlier.

          (b) Within 15 Business Days after (i) entering into any Mining Lease, Prep Plant Lease or any other Lease (other than a renewal of an existing Lease) in which the Dollar Equivalent of the annual rental or royalty payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring any owned Real Property with a fair market value in excess of $1,000,000 Holdings and the Borrower shall, and shall cause each other Loan Party to, provide the Administrative Agent written notice thereof (subject, however, to the provisions of clause (c)(ii) below).

          (c) In each case, to the extent not previously delivered to the Administrative Agent, upon written request of the Administrative Agent, Holdings and the Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, promptly and in any event not later than 45 days after receipt of such notice (or, if such notice is given by the Administrative Agent prior to the acquisition of such Real Property or Lease, contemporaneously with the consummation of such acquisition):

               (i) a Mortgage on all owned Real Property of such Loan Party; and

               (ii) a Mortgage on any Mining Lease or Prep Plant Lease for which the annual rental or royalty payments are anticipated to equal or exceed $2,000,000; provided, however, that once the aggregate value of all Mining Leases and Prep Plant Leases excepted from the application of this clause
     (ii) exceeds $10,000,000, the Loan Parties shall provide a Mortgage on any Mining Lease or Prep Plant Lease thereafter entered into for which the annual rental or royalty payments are anticipated to equal or exceed $1,000,000;

          (d) Each Mortgage provided pursuant to clause (c) above shall be delivered to the Administrative Agent together with (A) if requested by the Administrative Agent and such

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Real Property is located in the United States, such Lease is subject to the laws of the United States (including any state thereof) or is a Lease of Real
Property located in the United States, all Mortgage Supporting Documents relating thereto or (B) otherwise, documents similar to Mortgage Supporting Documents deemed by the Administrative Agent to be appropriate in the applicable jurisdiction to obtain the equivalent in such jurisdiction of a first-priority mortgage on such Real Property or Lease. Each Mortgage on a Mining Lease or Prep Plant Lease shall contain the language described in Section 3.1(a)(iv) (Conditions Precedent to Initial Loans and Letters of Credit) regarding the applicable lessor's consent to such Mortgage.

          (e) With respect to all Mining Leases and Prep Plant Leases for which landlord consents to leasehold Mortgages have been obtained after the recording of the applicable Deed of Trust and for which a memorandum of lease has not already been recorded prior thereto, Holdings shall, or shall cause the applicable Loan Party, to cause the respective landlord to execute such memorandum of lease and have such memorandum of lease, together with a Deed of Trust, recorded as a first priority lien.

          Section 7.14 Bailee's Letters

          At any time that any Loan Party has coal valued at in excess of $1,000,000 stored on any third party's premises, Holdings and the Borrower shall, and shall cause the applicable Loan Party to use commercially reasonable efforts to deliver a Bailee Letter, as applicable, with respect thereto.

          Section 7.15 Approved Deposit Accounts; Control Accounts

          (a) Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries (other than Subsidiaries that are Permitted Joint Ventures) to, (i) deposit in an Approved Deposit Account all cash they receive,
(ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; provided, however, that the Loan Parties may (i) maintain payroll, withholding tax, employee benefit and other fiduciary accounts, (ii) maintain accounts with the Administrative Agent, (iii) maintain other accounts as long as the aggregate average daily balance in all such accounts for a 30 day period does not exceed $1,000,000, (iv) maintain other accounts that are automatically (without further instruction) swept no less frequently than once each week into an Approved Deposit Account and (v) maintain cash or Cash Equivalents constituting Letter of Credit Support Obligations in other Deposit Accounts or Securities Accounts to the extent permitted pursuant to Section 8.2(f) (Liens Etc.).

          (b) Subject to the terms of the Securitization Intercreditor Agreement, each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries (other than Subsidiaries that are Permitted Joint Ventures), to (i) instruct each Account Debtor or other Person obligated to make a payment to any of them under any Account or General Intangible to make payment, or to continue to make payment, to an Approved Deposit Account and (ii) deposit in an Approved Deposit Account immediately upon receipt all Proceeds of such Accounts and General Intangibles received by Holdings, the Borrower or any of their Subsidiaries from any other Person.

          (c) Subject to the terms of the Securitization Intercreditor Agreement, in the event (i) Holdings, the Borrower, any Subsidiary of Holdings (other than Subsidiaries that are Permitted Joint Ventures) or any Deposit Account Bank shall, after the date hereof, terminate an

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agreement with respect to the maintenance of an Approved Deposit Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of a Deposit Account Bank to comply with the terms of the applicable Deposit Account Control Agreement or (iii) the Administrative Agent determines in its sole discretion that the financial condition of a Deposit Account Bank has materially deteriorated, each of Holdings and the Borrower shall, and shall cause each Subsidiary of Holdings to, notify all of their respective obligors that were making payments to such terminated Approved
Deposit Account to make all future payments to another Approved Deposit Account.

          (d) In the event (i) any Loan Party or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Control Account Agreement or (iii) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary has materially deteriorated, each of Holdings and the Borrower shall, and shall cause each Subsidiary of Holdings to, notify all of its obligors that were making payments to such terminated Control Account to make all future payments to another Control Account.

          (e) The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each of Holdings and the Borrower agrees that each such Cash Collateral Account shall be under the control of the Administrative Agent and that the Administrative Agent shall be the Entitlement Holder with respect to each such Cash Collateral Account that is a Securities Account and the only Person authorized to give Entitlement Orders with respect to each such Securities Account. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Borrower to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. No Massey Entity or Person claiming on behalf of or through a Massey Entity shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. The Administrative Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.12(f) (Payments and Computations).

          Section 7.16 Additional Collateral and Guaranties

          To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Wholly-Owned Subsidiaries of any Loan Party after the Closing Date), each of Holdings and the Borrower agrees promptly to do, or cause each Massey Entity (other than a Securitization Subsidiary) to do, each of the following, unless otherwise agreed by the Administrative Agent:

          (a) deliver to the Administrative Agent such duly-executed supplements and amendments to the Guaranty (or, in the case of any Non-U.S. Subsidiary, foreign guarantees and related documents), in each case in form and substance reasonably satisfactory to the

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Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that each Wholly-Owned Subsidiary of any Massey Entity planning to enter or having entered into Guaranty Obligations of the Indebtedness of any Loan Party guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof; provided, however, that, unless (x) the Borrower and the Administrative Agent otherwise agree, (y) such Non U.S. Subsidiary has entered into Guaranty Obligations in respect of other Indebtedness having substantially similar tax consequences, or (z) such guaranty can be given without resulting in any material adverse tax consequences for the Massey Entities, taken as a whole (including any Person that becomes a Loan Party as a result of such pledge or grant), in no event shall any Non-U.S. Subsidiary be required to guaranty, directly or indirectly, the payment of any of the Obligations;

          (b) deliver to the Administrative Agent such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents (or, in the case of any such Non-U.S. Subsidiary or any Domestic Subsidiary that holds shares in any Person that is a Non-U.S. Subsidiary, foreign charges, pledges, security agreements and other Collateral Documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to (i) effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest (subject, other than in the case of Stock and Stock Equivalents, to Liens permitted pursuant to Section 8.2 (Liens Etc.)) in the Stock and Stock Equivalents and other debt Securities owned by any Massey Entity planning to enter or having entered into Guaranty Obligations of the Indebtedness of any Loan Party under the 6.95% Indenture or New Securities Documents and (ii) effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in all property interests and other assets of any Massey Entity planning to enter or having entered into Guaranty Obligations of the Indebtedness of any Loan Party under the 6.95% Indenture or New Securities Documents; provided, however, that, unless (x) the Borrower and the Administrative Agent otherwise agree or (y) such pledge or grant can be made without resulting in any material adverse tax consequences for the Massey Entities, taken as a whole (including any Person that becomes a Loan Party as a result of such pledge or grant), in no event shall any Loan Party be required to pledge (i) in excess of a total of 65% (or such lesser percentage as may be specified under Treasury Regulation (S) 1.956-2(c), or any similar or successor regulation or law, at the time such pledge is to be made) of the combined voting power of all outstanding Voting Stock of any Non-U.S. Subsidiary, or (ii) unless such Stock or Stock Equivalents is directly held by Holdings or a Domestic Subsidiary thereof, any of the Stock or Stock Equivalents of any Non-U.S. Subsidiary and no Non-U.S. Subsidiary shall be required to pledge any interest in any of its real or personal property;

          (c) deliver to the Administrative Agent all certificate, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities being pledged pursuant to the joinders, amendments and foreign agreements executed pursuant to clause (b) above, together with (i) in the case of Pledged Certificated Stock and other certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of Pledged Debt Instruments and other certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the applicable Massey Entity;

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          (d) to take such other actions necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (a) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (b) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent;

          (e) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

                                  ARTICLE VIII

                               Negative Covenants

          Each of Holdings and the Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

          Section 8.1 Indebtedness

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

          (a) the Secured Obligations;

          (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1 (Existing Indebtedness);

          (c) the 6.95% Notes;

          (d) the Convertible Notes;

          (e) New Securities (to the extent they constitute Indebtedness); provided, that the Net Cash Proceeds of such Indebtedness are applied to permanently repay the 6.95% Notes and/or the Obligations in accordance with
Section 2.8(a) (Mandatory Prepayments);

          (f) Indebtedness of a Securitization Subsidiary arising from a Permitted Securitization and Guaranty Obligations incurred by Holdings in connection with such Permitted Securitization;

          (g) Guaranty Obligations and indemnities incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this Section 8.1;

          (h) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.4

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(Capital Expenditures) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness shall not exceed $10,000,000 at any time;

          (i) Renewals, extensions, and refinancings of Indebtedness permitted by clause (f) or (h) above or this clause (i); provided, however, that (A) any such renewal, extension, or refinancing is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded; and (B) in the case of any refinancing or refunding of a Securitization, such refinancing or refunding meets the requirements of a Permitted Securitization as set forth in the definition thereof;

          (j) Indebtedness arising from intercompany loans to the extent such Investment in the intercompany loan is permitted under Section 8.3 (Investments) and ordinary course intercompany current liabilities incurred in connection with cash management operations;

          (k) Indebtedness of a Massey Entity under a Hedging Contract not prohibited by Section 8.7 (Speculative Transactions);

          (l) Indebtedness of a Proposed Acquisition Target (other than a Proposed Acquisition Target that is merged into any Massey Entity); provided (i) such Indebtedness was not incurred by the Proposed Acquisition Target in contemplation of the acquisition thereof by a Massey Entity, (ii) such Indebtedness is Non-Recourse Indebtedness, (iii) all such Indebtedness does not exceed $100,000,000 outstanding at any one time, (iv) not more than $25,000,000 of such Indebtedness is secured, and (v) the terms of such Indebtedness are reasonably acceptable to the Agents;

          (m) Indebtedness pursuant to letters of credit not issued under this Agreement and used to support any obligations in respect of unemployment insurance, black lung or other types of social security benefits, other insurance or self insurance arrangements, reclamation, the performance of bids, tenders, statutory obligations, sales, leases, contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or return of money bonds and workers' compensation or other types of social security benefits or to secure the performance of statutory obligations, surety, appeal and other similar obligations up to an aggregate principal amount not to exceed $150,000,000 at any time;

          (n) Indebtedness arising under any performance, appeal or surety bond or similar obligation entered into in the ordinary course of business or pursuant to a Requirement of Law;

          (o) a sale and leaseback transaction permitted pursuant to Section 8.16(b) (Operating Leases; Sale/Leasebacks), to the extent such transaction would constitute Indebtedness; provided, that the Net Cash Proceeds of such Indebtedness are applied to the Obligations in accordance with Section 2.8(a) (Mandatory Prepayments); and

          (p) unsecured Indebtedness not otherwise permitted under this Section 8.1; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $25,000,000 at any time.

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          Section 8.2 Liens, Etc.

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

          (a) Liens created pursuant to the Loan Documents;

          (b) Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 (Existing Liens);

          (c) Customary Permitted Liens of any Massey Entity;

          (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(h) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) above or this clause (e) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by Section
8.1 (Indebtedness);

          (f) Liens on cash or Cash Equivalents (i) constituting Letter of Credit Support to the extent required by the applicable issuers to be provided to secure a Massey Entity's obligations in respect of letters of credit permitted to be issued pursuant to Section 8.1(m)(Indebtedness), up to an aggregate amount not in excess of 105% of the face amount of such letters of credit and (ii) supporting obligations of the Massey Entities in respect of unemployment insurance, black lung or other types of social security benefits, other insurance or self insurance arrangements, reclamation, the performance of bids, tenders, statutory obligations, sales, leases, contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or return of money bonds and workers' compensation or other types of social security benefits or to secure the performance of statutory obligations, surety, appeal and other similar obligations; provided that the aggregate amount of all cash or Cash Equivalents in respect of which Liens are granted under this clause
(f) shall not exceed $150,000,000 at any time;

          (g) Liens on real or personal property of a Proposed Acquisition Target in respect of Indebtedness permitted to be incurred pursuant to Section 8.1(l) (Indebtedness), up to an aggregate amount not in excess of $25,000,000;

          (h) Liens on the assets of (A) one or more Securitization Subsidiaries, which Liens are created or deemed to exist in connection with the related Permitted Securitization (including any related filings or any financing statements) and (B) any Massey Entity which assets are contributed or transferred by such Massey Entity, as the originator thereof, to such Securitization Subsidiary, which Liens are created or deemed to exist in connection with the related Permitted Securitization (including any related filings or any financing statements);

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provided that the aggregate attributed principal amount secured by all such
Liens shall not exceed $100,000,000 at any time; and

          (i) Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted pursuant to Section 8.16 (Operating Leases; Sale/Leasebacks); and

          (j) Liens in the nature of royalties, dedications of reserves under Coal Supply Agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry; and

          (k) Liens not otherwise permitted by the foregoing clauses of this
Section 8.2 securing obligations or other liabilities (other than Indebtedness) of any Massey Entity; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $5,000,000 at any time.

          Section 8.3 Investments

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

          (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (Existing Investments) and Investments made after the date hereof solely to the extent financed using the proceeds of any return of originally invested capital or principal to the Massey Entities on the Investment described as "Purchase of 25% interest in Lejeune #1 gas well" or the Investment described as "Investment in WACO Oil & Gas Company;"

          (b) Investments in cash and Cash Equivalents held in a Deposit Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

          (c) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of Holdings and its Subsidiaries;

          (d) Investments received in settlement of amounts due to any Massey Entity effected in the ordinary course of business;

          (e) Investments by (i) any Loan Party in any other Loan Party (other than Holdings), (ii) a Massey Entity that is not a Loan Party in any Loan Party (other than Holdings), (iii) any Massey Entity in Holdings by way of intercompany loans, provided that if such investment were made as a cash dividend by a Loan Party it would be permitted to be made pursuant to Section
8.5 (Restricted Payments) or (iv) any Loan Party in a Massey Entity that is not a Loan Party; provided, however, that the aggregate outstanding amount of all Investments permitted pursuant to this clause (iv) shall not exceed $10,000,000 at any time;

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          (f) Investments in any Securitization Subsidiary consisting of assets contributed or transferred by any Massey Entity as the originator thereof to such Securitization Subsidiary in connection with any Permitted Securitization;

          (g) Investments by the Borrower or any Subsidiary Guarantor in a Permitted Acquisition;

          (h) Investments by the Borrower or any Subsidiary Guarantor in a Permitted Joint Venture; provided, however, that (i) the aggregate outstanding amount of all such Investments permitted by this clause (h) shall not exceed $25,000,000 at any time of which amount no more than $10,000,000 may be made in cash or Cash Equivalents and (ii) to the extent any Investment is made in the form of a contribution of real or personal property of a Loan Party, such Investment shall be calculated based on the Fair Market Value of such property;

          (i) Investments constituting Guaranty Obligations permitted by Section
8.1 (Indebtedness);

          (j) Investments in the nature of royalties, dedications of reserves under Coal Supply Agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry;

          (k) Loans or advances to employees of any Massey Entity in the ordinary course of business as presently conducted other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided, however, that the Dollar Equivalent of the aggregate principal amount of all loans and advances permitted pursuant to this clause (k) shall not exceed $1,000,000 at any time;

          (l) Investments constituting trade credit extended in the ordinary course of business consistent with past practice; and

          (m) Investments not otherwise permitted hereby; provided, however, that (i) the aggregate outstanding amount of all such Investments shall not exceed $15,000,000 at any time, and (ii) to the extent any Investment is made in the form of a contribution of real or personal property of a Loan Party, such Investment shall be calculated based on the Fair Market Value of such property.

          Section 8.4 Sale of Assets

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except for the following:

          (a) the sale or disposition of inventory in the ordinary course of business;

          (b) the sale or disposition of equipment that has become obsolete or is replaced or exchanged in the ordinary course of business;

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          (c) the sale or transfer of real or personal property to the extent constituting an Investment permitted under Section 8.3(h) or Section 8.3(m) (Investments);

          (d) assignments and licenses of intellectual property of Holdings and its Subsidiaries in the ordinary course of business;

          (e) any Asset Sale to the Borrower or any Subsidiary Guarantor;

          (f) the grant of licenses or easements or the lease or sublease of real property or coal, oil or gas reserves not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

          (g) any sale of accounts, payment intangibles and related collateral pursuant to a Permitted Securitization;

          (h) sale or discount of overdue accounts arising in the ordinary course of business in connection with the compromise or collection thereof;

          (i) any Property Loss Event (without giving effect to any threshold contained in the definition of such term); provided, that the Net Cash Proceeds thereof are applied as set forth in, and to the extent required by, Section 2.8 (Mandatory Prepayments);

          (j) the sale of non-strategic coal reserves of up to $3,000,000 during any Fiscal Year and exchanges of other coal, oil or gas reserves in the ordinary course of business; provided, however, that reserves which constitute Collateral shall only be exchanged for reserves which will constitute Collateral upon the acquisition thereof by a Massey Entity;

          (k) any Asset Sale consummated as part of a sale and leaseback transaction permitted by Section 8.16 (Operating Leases; Sale/Leasebacks); provided, that (i) the Net Cash Proceeds thereof are applied as set forth in
Section 2.8 (Mandatory Prepayments), (ii) such Asset Sale is for Fair Market Value; and

          (l) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (l), (i) the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $10,000,000 and (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by, Section 2.8 (Mandatory Prepayments).

          Section 8.5 Restricted Payments

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

          (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor;

          (b) dividends and distributions declared and paid on the common Stock of Holdings and payable only in common Stock of Holdings;

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          (c) as long as no Default or Event of Default is continuing or would result therefrom, cash dividends declared and paid on the common Stock (prior to giving effect to any stock split after the date hereof) of Holdings not in excess of $0.16 per share in any Fiscal Year;

          (d) cash dividends or other distributions on the Stock of any Loan Party to Holdings paid and declared in any Fiscal Year solely for the purpose of funding the following:

               (i) ordinary operating expenses of Holdings, including payments in an amount necessary to permit Holdings to satisfy its obligation as a reporting company under securities laws of the United States and to pay regulatory compliance costs, salaries and other director or employee compensation to officers or directors of Holdings, legal fees and expenses and other miscellaneous administrative expenses;

               (ii) liabilities (other than ordinary operating expenses included in clause (i) above), judgments and settlements required to be paid by Holdings in an amount not to exceed $10,000,000 in the aggregate in any Fiscal Year;

               (iii) (A) scheduled payments of interest by Holdings in respect of its Indebtedness permitted under Section 8.1 (Indebtedness) and (B) the repurchase of the 6.95% Notes to the extent permitted pursuant to Section 8.6(b) (Prepayment and Cancellation of Indebtedness); and

               (iv) payments by Holdings in respect of foreign, federal, state or local taxes owing by Holdings in respect of Holdings and its Subsidiaries; provided, however, if Holdings forms a new Wholly-Owned Subsidiary, all of the Stock of which is held by Holdings directly, such payments shall not be materially greater than the amount that would be payable by the Borrower, on a consolidated basis, if the Borrower were the taxpayer;

provided, however, that the Restricted Payments described in this clause (d) shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of any Massey Entity.

          Section 8.6 Prepayment and Cancellation of Indebtedness

          (a) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, cancel any claim or Indebtedness owed to any of them except (i) in the ordinary course of business consistent with past practice and (ii) in respect of intercompany indebtedness of the Loan Parties.

          (b) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; provided, however, that Holdings may (i) refinance in whole or in part the 6.95% Notes with the proceeds of the issuance of New Securities to the extent the issuance of such New Securities is permitted under Section 8.1(c) (Indebtedness), (ii) repurchase the 6.95% Notes in an aggregate purchase amount not to exceed $10,000,000, (iii) prepay the Secured Obligations in accordance with the terms of this Agreement, (iv) make

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regularly scheduled or otherwise required repayments or redemptions of existing
Indebtedness, (v) prepay any Indebtedness payable to any Loan Party by any Massey Entity and (vi) renew, extend, refinance and refund Indebtedness, so long as such renewal, extension, refinancing or refunding is permitted under Section 8.1(i) (Indebtedness).

          Section 8.7 Restriction on Fundamental Changes; Permitted Acquisitions

          Except in connection with a Permitted Acquisition, a Permitted Reorganization or a dissolution permitted by Section 7.1 (Preservation of Corporate Existence, Etc.), neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, (a) merge with any Person,
(b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person other than in connection with a Permitted Joint Venture, the investment in which is permitted by Section 8.3(h) or Section 8.3(m) (Investments) or (f) acquire or create any Subsidiary unless, after giving effect to such creation or acquisition, such Subsidiary is a Wholly-Owned Subsidiary of the Borrower, the Borrower is in compliance with Section 7.16 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3(e) (Investments).

          Section 8.8 Change in Nature of Business

          (a) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with a Permitted Acquisition or otherwise; provided that this clause (a) shall not preclude a Proposed Acquisition of a Proposed Acquisition Target engaged in a Similar Business or the formation of a Subsidiary of Holdings to be engaged in a Similar Business.

          (b) Holdings shall not engage in any business or activity other than
(i) holding shares in the Stock of the Borrower or one or more Guarantors, (ii) incurrence and maintenance of Indebtedness pursuant to the 6.95% Notes and/or the New Securities, as the case may be, and the performance of all activity necessary in connection with either of the foregoing, (ii) paying taxes, (iii) preparing reports to Governmental Authorities and to its shareholders and (iv) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

          Section 8.9 Transactions with Affiliates

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of Holdings, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of Holdings, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of Holdings, (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of Holdings or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less

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favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other director or employee compensation to officers or directors of Holdings or any of its Subsidiaries commensurate with current compensation levels.

          Section 8.10 Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

          Except pursuant to the Loan Documents, the 6.95% Indenture, the Convertible Note Indenture, the New Securities Documents and any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by
Section 8.1(b), (h) or (i) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) or Permitted Securitizations (in which case, any prohibition or limitation shall only be effective against the receivables sold or financed pursuant thereto), neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of Holdings or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          Section 8.11 Modification of Constituent Documents

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of any Massey Entity and do not materially adversely affect the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

          Section 8.12 Breach of Coal Supply Agreements; Mining Leases and Prep Plant Leases

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to permit any breach or default attributable to them to exist under any Coal Supply Agreement, Mining Lease or Prep Plant Lease or take or fail to take any action thereunder, if to do so would reasonably be expected to have a Material Adverse Effect.

          Section 8.13 Modification of Material Debt Agreements

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change or amend the terms of the 6.95% Notes, the Convertible Notes or, following the issuance thereof, the New Securities (or any indenture or agreement or other material document entered into in connection therewith) if the effect of such amendment is to (a) increase the interest rate on such Indebtedness, (b) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates, (c) change any

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default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indebtedness, (d) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Indebtedness in a manner adverse to a Massey Entity, the Administrative Agent or any Lender.

          Section 8.14 Accounting Changes; Fiscal Year

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required or permitted by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

          Section 8.15 Margin Regulations

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

          Section 8.16 Operating Leases; Sale/Leasebacks

          (a) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $85,000,000 in any Fiscal Year.

          (b) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $50,000,000; provided, however, that the Net Cash Proceeds thereof are applied to the Obligations in accordance with Section 2.8(a) or Section 2.8(d) (Mandatory Prepayments) or, in connection with a sale and leaseback of Westvaco or Eastman, 50% of such Net Cash Proceeds are applied in accordance with Section 2.8(e)(i) (Mandatory Prepayments).

          Section 8.17 No Speculative Transactions

          Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

          Section 8.18 Compliance with ERISA

          Neither Holdings nor the Borrower shall cause or permit to occur, nor shall they permit any of their respective Subsidiaries or ERISA Affiliates to cause or permit to occur, an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302

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or 4068 of ERISA or any other ERISA Events that in the aggregate would reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE IX

                                Events of Default

          Section 9.1 Events of Default

          Each of the following events shall be an Event of Default:

          (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

          (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants), Section 6.1 (Financial Statements), 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.), 7.6 (Access), 7.9 (Material Contracts), or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause
(ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and
(B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (e) (i) Holdings or any of its Subsidiaries shall fail to make any payment on any Indebtedness (including, but not limited to, any Permitted Securitization) of Holdings or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $20,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) Holdings or any of its Subsidiaries shall default in any payment under any Mining Lease or Prep Plant Lease, or shall default in the observance or performance of any other agreement or condition relating to any Mining Lease or Prep Plant Lease, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the lessor under such Mining Lease or such Prep Plant Lease to terminate such

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Mining Lease or such Prep Plant Lease, such default continues for a period in excess of 15 days and the termination of such Mining Lease or Prep Plant Lease would result in a Material Adverse Effect; or

          (g) (i) Holdings or any of its Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against Holdings or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against Holdings or any of its Subsidiaries (but not instituted by Holdings or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) Holdings or any of its Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) and
(ii) above; or

          (h) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount in excess of $20,000,000, to the extent not covered by insurance, bonded or paid shall be rendered against one or more of Holdings and its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed would exceed $20,000,000 in the aggregate; or

          (j) any provision of any Collateral Document or the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or

          (k) except (i) as otherwise set forth in Section 3.1(a)(iv) (Conditions Precedent to Initial Loans and Letters of Credit) with respect to leasehold Mortgages or (ii) with respect Collateral that in the aggregate does not have a fair market value in excess of $1,000,000, any Collateral Document shall for any reason fail or cease to create a valid Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing unless such failure relates to Collateral that in the aggregate does not have a fair market value in excess of $20,000,000 and such failure is remedied within 10 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and
(B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (l) there shall occur any Change of Control; or

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          (m) one or more of Holdings and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of Holdings and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Holdings and its Subsidiaries are likely to incur Environmental Liabilities and Costs that in the aggregate would reasonably be expected to result in a Material Adverse Effect.

          Section 9.2 Remedies

          During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(g) (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          Section 9.3 Actions in Respect of Letters of Credit

          At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the Letter of Credit Obligations, (iii) as may be required by Section 2.8(c) or Section 2.8(d) (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in
Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations and
(y) in the case of clause (iii) above, the amount required by Section 2.8(c)or
Section 2.8(e)(iii) (Mandatory Prepayments). The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.8(c) (Mandatory Prepayments) and Section 2.12(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

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          Section 9.4 Rescission

          If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                            The Administrative Agent

          Section 10.1 Authorization and Action

          (a) Each Lender and each Issuer hereby appoints CNAI as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

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          (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

          (d) No Co-Syndication Agent or Arranger shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

          Section 10.2 Administrative Agent's Reliance, Etc.

          None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 11.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of Holdings or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          Section 10.3 Posting of Approved Electronic Communications

          (a) Each of the Lenders, the Issuers, Holdings and the Borrower agree, and the Borrower shall cause each Subsidiary Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on "e-Disclosure", the Agent's internet delivery system that is part of Fixed Income Direct, Citigroup Global Fixed Income's primary web portal, IntraLinks(TM) or a successor electronic platform chosen by the Administrative Agent to be its internet delivery system (the "Approved Electronic Platform").

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          (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers, Holdings and the Borrower acknowledges and agrees, and the Borrower shall cause each Subsidiary Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, Holdings and the Borrower hereby approves, and the Borrower shall cause each Subsidiary Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Subsidiary Guarantor to understand and assume, the risks of such distribution.

          (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available". None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the Agent's Affiliates in connection with the Approved Electronic Communications.

          (d) Each of the Lenders, the Issuers, Holdings and the Borrower agree, and the Borrower shall cause each Subsidiary Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

          Section 10.4 The Administrative Agent Individually

          With respect to its Ratable Portion, CNAI shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Term Loan Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender, a Revolving Credit Lender, Term Loan Lender or as one of the Requisite Lenders. CNAI and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if CNAI were not acting as the Administrative Agent.

          Section 10.5 Lender Credit Decision

          Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent

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investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          Section 10.6 Indemnification

          Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

          Section 10.7 Successor Administrative Agent

          The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or

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omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          Section 10.8 Concerning the Collateral and the Collateral Documents

          (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by Holdings or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to any item of Collateral (including, but not limited to, Deposit Accounts), (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) Each of the Lenders and the Issuers hereby consents to the release of, and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, with respect to Liens described clause (ii) below, the release of or subordination to) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers on any of the following:

               (i) all of the Collateral and all of the Loan Parties, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

               (ii) any assets that are or may become subject to Liens permitted by Section 8.2(c) or Section 8.2(d) (Liens); and

               (iii) any part of the Collateral (A) sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) (other than an Asset Sale pursuant to Section 8.4(e) (Asset Sales)) or (B) that constitutes Stock or

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     intercompany Indebtedness of a Subsidiary Guarantor if such Subsidiary
     Guarantor has been dissolved pursuant to Section 7.1 (Preservation of Corporate Existence, Etc.) or sold or disposed of pursuant to Section 8.4 (Sale of Assets).

          Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Subsidiary Guarantor from its obligations under the Guaranty if the Stock of such Subsidiary Guarantor is being dissolved pursuant to Section 7.1 (Preservation of Corporate Existence, Etc.) or sold or disposed of, if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) (other than an Asset Sale pursuant to Section 8.4(e) (Asset Sales)), or, if not pursuant to such sale or disposition, if such release is consented to by the Lenders required to consent thereto under Section 11.1 (Amendments, Waivers, Etc.).

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

          Section 10.9 Collateral Matters Relating to Related Obligations

          The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall

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exercise any right of setoff, banker's lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).

                                   ARTICLE XI

                                  Miscellaneous

          Section 11.1 Amendments, Waivers, Etc.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent (with the consent of each Lender directly affected thereby, in addition to the Requisite Lenders), do any of the following:

               (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

               (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation; provided, however, that any such increase with respect to the Term Loan Commitment or the Revolving Credit Commitment shall require the consent of the Requisite Term Loan Lenders or the Requisite Revolving Credit Lenders, as the case may be;

               (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.8 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

               (iv) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

               (v) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

               (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

               (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

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               (viii) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with the dissolution, sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

               (ix) amend this Section 11.1 or either definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, that (A) any modification of the application of payments to the Term Loans (in a manner which is disproportionately adverse to the Term Loan Lenders) pursuant to Section 2.8 (Mandatory Prepayments) or Section 2.12(f) (Payments and Computations) shall require the consent of the Requisite Term Loan Lenders and any such modification of the application of payments to the Revolving Loans (in a manner which is disproportionately adverse to the Revolving Lenders) pursuant to Section 2.8 (Mandatory Prepayments) or Section 2.12(f) (Payments and Computations) or the reduction of the Revolving Credit Commitments pursuant to Section 2.4(b) (Reduction and Termination of the Revolving Credit Commitments) shall require the consent of the Requisite Revolving Credit Lenders, (B) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(f) (Assignments and Participations) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, and (D) no amendment, waiver or consent shall, unless in writing and signed by an Issuer in addition to the Lenders required above to take such action, affect the rights or duties of such Issuer under this Agreement or the other Loan Documents.

          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Commitments, Term Loans and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the

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principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Loans held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender's Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid.

          Section 11.2 Assignments and Participations

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and the Letters of Credit); provided, however, that (i)(A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment and (B) if any such assignment shall be of the assigning Lender's Term Loans and Term Loan Commitment, such assignment shall cover the same percentage of such Lender's Term Loans and Term Loan Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest), in respect of the Revolving Credit Facility, be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and, in respect of the Term Loan Facility, be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing and shall not in any case be required with respect to assignments of Term Loans. Any such assignment need not be ratable as among the Term Loan Facility and the Revolving Credit Facility.

          (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.16 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been

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assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, (ii) Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notification in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

          (d) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This
Section 11.2 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note), as applicable.

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          (f) In addition to the other assignment rights provided in this
Section 11.2 each Lender may do each of the following:

               (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and
     (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

               (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and
     (B) with notice to the Administrative Agent (but without consent of the Administrative Agent or the Borrower) (1) any holder of, or trustee for the benefit of, the holders of such Lender's Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2) other than this clause (f) or clause (g) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (f) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of
Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) and Section 2.13(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Loan Party shall, at any time, be obligated to

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make under Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) or Section
2.13(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Loan Party would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder.

          (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14 (Capital Adequacy) and
Section 2.15 (Taxes) and of Section 2.13(d) (Illegality) as if it were a Lender so long as such participant complies with the tax documentation requirements of
Section 2.15 (f) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, no Loan Party shall, at any time, be obligated to make under Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) or 2.13(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount such Loan Party would have been obligated to pay to such Lender thereunder had such participation not been sold.

          (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to
Section 2.3 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          Section 11.3 Costs and Expenses

          (a) Each of Holdings and the Borrower agrees, jointly and severally, upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and

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agents but excluding any taxes) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent's audit and investigation of Holdings and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of Holdings or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions),
(iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of Holdings' Subsidiaries, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of Holdings' Subsidiaries, this Agreement or any other Loan Document or
(viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation, and execution of the same.

          (b) Each of Holdings and the Borrower further agrees, jointly and severally, to pay or reimburse the Administrative Agent, the Co-Syndication Agents, the Arrangers, and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses (excluding any taxes), including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, the Co-Syndication Agents, the Arrangers, such Lenders or Issuers in connection with any of the following:
(i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of Holdings' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

          Section 11.4 Indemnities

          (a) Each of Holdings and the Borrower agrees to jointly and severally indemnify and hold harmless the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders and each Issuer and each of their respective Affiliates, and each of the directors, trustees, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements

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and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee but excluding any taxes) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that neither Holdings nor the Borrower shall have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of Holdings or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning Holdings or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (49 U.S.C. (S) 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to Holdings or any of its Subsidiaries, or the owner, lessee or operator of any property of Holdings or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent
(x) incurred following foreclosure by the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders or any Issuer, or the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders or any Issuer having become the successor in interest to Holdings or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders or such Issuer or any agent on behalf of the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders or such Issuer.

          (b) Each of Holdings and the Borrower shall, jointly and severally, indemnify the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders and each Issuer for, and hold the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Co-Syndication Agents, the Arrangers, the Lenders and each Issuer for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

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

          (c) Each of Holdings and the Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action and each of Holdings and/or the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests Holdings or the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, Holdings and/or the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair Holdings' or the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (d) Each of Holdings and the Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

          Section 11.5 Limitation of Liability

          (a) Each of Holdings and the Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. Each of Holdings and the Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (b) In no event shall any Agent Affiliate have any liability to any Loan Party, Lender, Issuer or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort or contract or otherwise) arising out of any Loan Party or any Agent Affiliate's transmission of Approved Electronic Communications through the Internet or any use of the Approved Electronic Platform, except to the extent such liability of any Agent Affiliate is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily form such Agent Affiliate's gross negligence or willful misconduct.

          Section 11.6 Right of Set-off

          Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations

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

may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

          Section 11.7 Sharing of Payments, Etc.

          (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or Section 11.4 (Indemnities) (other than payments pursuant to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), Section 2.14 (Capital Adequacy) or Section
2.15 (Taxes) or otherwise receives any Collateral or any "Proceeds" (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans),
Section 2.14 (Capital Adequacy) or Section 2.15 (Taxes) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to Section 11.6 (Right of Set-off)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them. If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

          (b) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 11.8 Notices, Etc.

          (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

               (i) if to Holdings or the Borrower:

                    A.T. Massey Coal Company, Inc.
                    4 North 4th Street
                    Richmond, Virginia, 23219

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

                    Attention: Baxter F. Phillips, Jr.
                    Telecopy no: (804) 788-1801
                    E-Mail Address: baxter.phillips@masseyenergyco.com

               (ii) if to any Lender or Issuer, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance; and

               (iii) if to the Administrative Agent:

                    Citicorp North America, Inc.
                    390 Greenwich Street, 1st Floor
                    New York, New York 10013
                    Attention: Daniel J. Miller
                    Telecopy no: 212-816-8052
                    E-Mail Address: daniel.j.miller@citigroup.com

                    with a copy to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue,
                    New York, New York 10153-0119
                    Attention: Daniel S. Dokos
                    Telecopy no: (212) 310-8007
                    E-Mail Address: daniel.dokos@weil.com

or at such other address as shall be notified in writing (x) in the case of Holdings or the Borrower, the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

          (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

          (c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless the Administrative Agent requests that the provisions of clause
(a) and (b) above be

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followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the Administrative Agent) to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

          Section 11.9 No Waiver; Remedies

          No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11.10 Binding Effect

          This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that neither Holdings nor the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          Section 11.11 Governing Law

          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 11.12 Submission to Jurisdiction; Service of Process

          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Each of Holdings and the Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notice, Etc.). Each of Holdings and the Borrower agrees that a final judgment in

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any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent, any Lender or any Issuer to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Holdings, the Borrower or any other Loan Party in any other jurisdiction.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          Section 11.13 Waiver of Jury Trial

          EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS, HOLDINGS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          Section 11.14 Marshaling; Payments Set Aside

          None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of a Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that a Loan Party makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          Section 11.15 Section Titles

          The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

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          Section 11.16 Execution in Counterparts

          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

          Section 11.17 Entire Agreement

          This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

          Section 11.18 Confidentiality.

          Neither the Lenders nor any of the Agents may disclose to any Person any confidential, proprietary or non-public information of Holdings or the Borrower either furnished to the Lenders or the Agents by either Holdings or the Borrower (such information being referred to collectively herein as the "Borrower Information"), except that each of the Lenders and the Agents may disclose Borrower Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) if reasonably necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this
Section 11.18, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement,
(vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 11.18 by such Agent or such Lender, or (B) is or becomes available to such Agent or such Lender on a non-confidential basis from a source other than the Holdings or the Borrower and (viii) with the prior written consent of Holdings or the Borrower. Neither of Holdings nor the Borrower may disclose to any Person the amount or terms of any fees payable to any of the Agents or any Lender (such information being collectively referred to herein as the "Facility Information"), except that either of Holdings or the Borrower may disclose the Facility Information (i) to its and its respective Affiliates' employees, officers, directors, agents and advisors who have a need to know the Facility Information in connection with this Agreement and the transactions contemplated hereby or (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process. Notwithstanding any other provision in this Agreement, all parties hereto hereby agree that each party (and each of their respective employees, representatives and agents and each of the officers, directors, employees, accountants,

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attorneys and other advisors of any of them) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Facilities and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to any of them relating to such tax treatment and tax structure.

                            [Signature Pages Follow]

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          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       A.T. Massey Coal Company, Inc.,
                                          as Borrower


                                       By:  /s/ Baxter F. Phillips, Jr.
                                           -------------------------------------
                                          Name:  Baxter F. Phillips, Jr.
                                          Title: Vice President and Treasurer


                                       Massey Energy Company,
                                          as Holdings


                                       By:  /s/ Baxter F. Phillips, Jr.
                                           -------------------------------------
                                          Name:  Baxter F. Phillips, Jr.
                                          Title: Vice President and Treasurer


                                       Citicorp North America, Inc.,
                                          as Administrative Agent and Lender


                                       By:  /s/ Daniel J. Miller
                                           -------------------------------------
                                          Name:  Daniel J. Miller
                                          Title: Vice President



                                       UBS Securities LLC,
                                          as Co-Syndication Agent


                                       By:  /s/ David A. Juge
                                           -------------------------------------
                                          Name:  David A. Juge
                                          Title: Managing Director


                                       By:  /s/ Oliver O. Trumbo II
                                           -------------------------------------
                                          Name:  Oliver O. Trumbo II
                                          Title: Director


                                       PNC Bank, National Association,
                                          as Co-Syndication Agent, Lender and
                                          Issuer


                                       By:  /s/ Christopher N. Moravec
                                           -------------------------------------
                                          Name:  Christopher N. Moravec
                                          Title: SVP

                                       Lenders:

                                       UBS AG, Cayman Islands Branch


                                       By:  /s/ Patricia O'Kicki
                                           -------------------------------------
                                          Name:  Patricia O'Kicki
                                          Title: Director


                                       By:  /s/ Luke Goldsworthy
                                           -------------------------------------
                                          Name:  Luke Goldsworthy
                                          Title: Associate Director